Exhibit 10.7

OFFICE LEASE

THIS LEASE is entered into and made as of the 28th day of April, 2022 by and between ZELLER- CARMEL PROPERTY, L.L.C., a Delaware limited liability company (“Landlord”), and MBX BIOSCIENCES, INC., a Delaware corporation (“Tenant”).

WITNESSETH:

Landlord, in consideration of the rents and covenants hereinafter set forth, does hereby demise, let and lease to Tenant, and Tenant does hereby hire, take and lease from Landlord, on the terms and conditions hereinafter set forth, the following described space, hereinafter called the “Premises,” to have and to hold the same, with all appurtenances, unto Tenant for the term hereinafter specified.

1.	DESCRIPTION OF THE PREMISES

The Premises consists of approximately 6,493 rentable square feet of space (the “rentable area”) as shown on the demising plan attached as Exhibit A which is referred to as suite number 300 and is located on the 3rd floor of the building commonly known as Meridian Mark II, 11711 N. Meridian Street, in the City of Carmel, County of Hamilton, State of Indiana (hereinafter referred to as the “Building”), situated on the real property described in Exhibit B attached hereto (the “Property”). The Building is currently one of two buildings operated jointly by an affiliate of Landlord, together with appurtenant areas and common areas thereto, known as “Meridian Mark I and II” (collectively, the “Project”).

2.	TERM

The term of this Lease (the “Term”) shall be for a period of three (3) years and three (3) months, commencing October 1, 2022 (the “Commencement Date”), and ending on December 31, 2025 (the “Expiration Date”), subject to adjustment as provided in Paragraph 6 hereof, unless this Lease shall be sooner terminated by Landlord as hereinafter provided.

Tenant shall have the option to renew the Lease for one (1) additional three (3) year term commencing as of the first date following the Initial Term (the “Renewal Term”) by notifying Landlord in writing not less than six (6) months prior to the last day of the Initial Term of Tenant’s exercise thereof; otherwise, said option to renew shall be deemed null and void and of no force or effect.

The Renewal Term shall be pursuant to the same terms and conditions as the Initial Term, except that Tenant’s Base Rent shall be adjusted to the then current “Fair Market Rent”. For purposes of determining the Fair Market Rent, the following procedure shall apply: Landlord shall deliver to Tenant, within ten (10) business days after Landlord’s receipt of Tenant’s notice exercising its option to renew the Lease for the applicable Renewal Term pursuant to paragraph two of Section 2 above, Landlord’s determination of the Fair Market Rent (“Landlord’s Determination”). Tenant shall by written notice to Landlord reject or accept Landlord’s Determination within thirty (30) days after Tenant’s receipt of the same (“Tenant’s Response”), and if Tenant has elected to reject Landlord’s Determination which such Tenant’s Response shall include Tenant’s determination of the Fair Market Rent (“Tenant’s Determination”), then

Landlord and Tenant shall thereafter negotiate in each of their sole discretion to determine the Fair Market Rent. If Landlord and Tenant shall mutually agree upon the determination of the Fair Market Rent, such determination shall be the Base Rent for such Renewal Term, and such determination shall be final and binding upon the parties. If Landlord and Tenant are unable to agree upon the Fair Market Rent within thirty (30) days after Tenant’s Response (the “Negotiation Period”), then within five (5) business days after the expiration of the Negotiation Period the parties shall select, as an arbitrator, a mutually acceptable commercial real estate broker licensed in the State of Indiana as a real estate broker having no less than ten (10) years’ experience in office leasing in the City of Carmel, Indiana or north suburb of Indianapolis (an “Approved Broker”). If the parties cannot agree on such person, then within a second (2nd) period of five (5) business days, each shall select an Approved Broker and within a third (3rd) period of five (5) business days, the two (2) appointed Approved Brokers shall select a third (3rd) Approved Broker and the third (3rd) Approved Broker shall be the arbitrator. If either party shall fail to make such appointment within said second five (5) business day period, then the Approved Broker chosen by the other party shall be the arbitrator. Once the arbitrator has been selected as provided for above, then, as soon thereafter as practicable, but in any case within fourteen (14) days after his/her appointment, the arbitrator shall determine the Fair Market Rent by selecting either the Landlord’s or the Tenant’s Determination. There shall be no discovery or similar proceedings. The arbitrator’s decision as to which of the Landlord’s Determination or the Tenant’s Determination shall be used to determine the Fair Market Rent for the Renewal Term shall be rendered in writing to both Landlord and Tenant and such decision shall be final and binding upon the parties. The costs of the arbitrator will be equally divided between Landlord and Tenant. Any fees of any counsel engaged by Landlord or Tenant, however, shall be borne by the party that retained such counsel.

3.	RENT

For purposes of Paragraph 3, Rent, the following definitions shall apply:

(i) “Lease Year” shall mean the twelve-month period beginning on the Commencement Date and each anniversary thereof.

(ii) “Base Year” shall mean the 2022 calendar year.

(iii) “Comparison Year” means the calendar year for which a Rent Adjustment computation is being made.

(iv) “Tenant’s Proportionate Share” of Landlord’s Operating Expenses and Taxes shall mean the percentage determined by dividing the rentable area of the Premises by the total rentable area of the Building and at the time of the execution of this Lease is herein fixed as 3.21% (based upon a total rentable area of the Building of 202,068 rentable square feet of space).

(v) “Taxes” shall mean all real estate taxes, installments of special assessments, sewer charges, transit taxes, taxes based upon receipt of rent and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (excluding net income, franchise, or other taxes based upon Landlord’s net income or profit, unless imposed in lieu of real estate taxes or increases therein) which shall now or hereafter be levied, assessed or imposed against the Building and/or any other real estate and improvements serving the Building and shall apply to said obligations at such time in which said obligations are accrued or levied. Taxes shall also include all costs (including attorneys’ fees) incurred in connection with any good faith negotiations to reduce or to contest Taxes. If there is a reduction or savings in Taxes due to the lease of any space to a nonprofit entity (“NP”), such reduction or savings shall not be used to compute Taxes for Tenant’s Proportionate Share, but such reduction or savings shall be passed on only to such NP, but if there is any other reduction or savings in Taxes (i.e., not due to the lease of any space to an NP), such reduction or savings shall be used to compute Taxes for Tenant’s Proportionate Share, and such reduction or savings shall be so passed on to Tenant. Without limiting the foregoing, in every case other than due to the lease of any space to an NP, Taxes shall be adjusted to take into account any abatement or refund thereof paid to Landlord, less the reasonable costs of securing such abatement or refund.

(vi) “Operating Expenses” shall mean all of Landlord’s direct costs and expenses of operation and maintenance of the Building and the surrounding parking lots, walks, driveways, and landscaped areas (within the area described in Exhibit B) as determined by Landlord in accordance with generally accepted accounting principles or other recognized accounting practices, in either such case as consistently applied, including by way of illustration and not limitation: insurance premiums; personal property taxes on personal property used in the Building; water, electrical and other utility charges other than the separately billed electrical and other charges described in Paragraph 8 hereof; the charges of any independent contractor who, under a contract with Landlord, or its representatives, does any of the work of operating, maintaining or repairing of the Building, service and other charges incurred in the operation and maintenance of the elevators and the heating, ventilation and air conditioning system; cleaning services; tools and supplies; landscape maintenance costs; ice and snow removal; building security services; license and permit fees; building management fees; wages, bonuses and related employee benefits payable to employees of Landlord actively involved with the Building’s management or to Landlord’s building management agent; fees, costs and assessments of or under any owner’s association, office park declaration or easement agreement; and in general all other costs and expenses which would, under generally accepted accounting principles, be regarded as operating and maintenance costs and expenses, including those which would normally be amortized over a period not exceeding five (5) years. Operating Expenses shall include all additional direct costs and expenses of operation and maintenance which Landlord determines that it would have paid or incurred if the Building had Full Occupancy (with “Full Occupancy” defined as the greater of actual occupancy or 95% occupancy), provided such approach shall only apply to those components of Operating Expenses that vary based on occupancy.

If Landlord shall install a labor saving device, equipment or such other improvement intended to improve the operating efficiency of any system serving the Building (such as an energy management computer system), Landlord may, in determining the amount of Tenant’s Rent Adjustment, add to Operating Expenses of the Building, in each year during the anticipated payback period of such installed device or equipment, an amount equal to the amortization allowance (plus interest at prime plus two (2) percentage points) of the cost of such installed device or equipment as determined in accordance with generally accepted accounting principles.

Notwithstanding the foregoing, or anything to the contrary herein, Operating Expenses shall not include any of the items set forth in Exhibit H.

Tenant or its accountants (provided that such accountants shall not be retained on a contingency basis or other basis where the accountants’ compensation relates to the cost savings of Tenant) shall have the right to inspect, at reasonable times and locations and in a reasonable manner, during the thirty (30) day period following the delivery of Landlord’s statement of Operating Expenses for a given calendar year, such of Landlord’s books and records as pertain to and contain information concerning such costs and expenses in order to verify the amounts thereof. Unless Tenant takes written exception to any item within thirty (30) days after the furnishing of the statement (which shall be noted on the item as “paid in protest”), such statement shall be considered as final and accepted by Tenant. If Tenant shall dispute any item or items included in the determination of Landlord’s Operating Expenses for a given calendar year, and such dispute is not resolved by the parties hereto within sixty (60) days after the statement for such year was delivered by Landlord, then either party may, within thirty (30) days thereafter, request that a firm of certified public accountants selected by Landlord and reasonably acceptable to Tenant render an opinion as to whether or not the disputed item or items may properly be included in the determination of Landlord’s Operating Expenses of the Building for such year; and the opinion of such firm on the matter shall be conclusive and binding upon the parties hereto. The fees and expenses incurred in obtaining such an opinion shall be borne by Tenant unless Landlord’s statement contains an error of greater than five percent (5%) of Landlord’s Operating Expenses for the Building adversely affecting Tenant. If Tenant shall not dispute any item or items included in the determination of Landlord’s Operating Expenses of the Building for a given calendar year within thirty (30) days after the statement for such year was delivered to it, Tenant shall be deemed to have approved such statement.

(vii) “Rent Adjustment” means any amount owed by Tenant for Operating Expenses or Taxes, or other rental increases, attributable to costs of the Building.

(viii) “Rent Adjustment Payment” shall be, within Landlord’s reasonable estimate from time to time, an amount paid monthly to Landlord equal to the Rent Adjustments due for the next succeeding calendar year or part thereof of the Lease Term.

(a) Base Rent. Tenant shall annually pay to Landlord, at the address listed below in Paragraph 26, Base Rent for the Premises payable in equal monthly Installments as follows:

Period	Rate/RSF	Monthly Base Rent
October 1, 2022 - December 31, 2022	$0	$0
January 1, 2023 - December 31, 2023	$26.00	$14,068.17
January 1, 2024 - December 31, 2024	$26.65	$14,419.87
January 1, 2025 - December 31, 2025	$27.32	$14,782.40

The Monthly Base Rent shall be paid in advance, on or before the first day of each and every month throughout the Term; provided, however, that f the Commencement Date shall be a day other than the first day of a calendar month, the Monthly Base Rent installment for such first fractional month shall be pro-rated accordingly. Tenant’s obligation to pay Base Rent is a separate and independent covenant and obligation. Tenant shall pay all Base Rent and other sums of money as shall become due from and payable by Tenant to Landlord under this Lease at the times and in the manner provided herein, without abatement and without notice, demand, set-off or counterclaim.

Tenant shall pay throughout the term of this Lease as “Additional Rent” the following Rent Adjustments:

(b) Taxes and Operating Expenses. Tenant shall pay as Rent Adjustment Tenant’s Proportionate Share of all Operating Expenses and Taxes for a Comparison Year in excess of Tenant’s Proportionate Share of Operating Expenses and Taxes for the Base Year.

(c) Estimate of Rent Adjustments. Rent Adjustment for Taxes and Operating Expenses for each Comparison Year shall be estimated annually by Landlord. Tenant shall pay Landlord each month, at the same time as the Base Rent payment is due, an amount equal to one-twelfth (1/12) of said annual estimate as Rent Adjustment Payment. If Taxes or Operating Expenses increase during a calendar year, Landlord may increase the amount paid as Rent Adjustment Payment during such year by giving Tenant written notice to that effect. As soon as reasonably feasible after the end of each calendar year, Landlord shall prepare and deliver to Tenant a statement showing Tenant’s actual Rent Adjustment. Within thirty (30) days after service of the aforementioned statement, Tenant shall pay to Landlord, or Landlord shall credit against the next rent payment or payments due from Tenant, as the case may be, the difference between Tenant’s actual Rent Adjustment for the preceding calendar year and the Rent Adjustment Payment paid by Tenant during such year. If this Lease shall commence, expire or be terminated on any date other than the last day of a calendar year, then Tenant’s Proportionate Share of Operating Expenses for such partial calendar year shall be pro-rated on the basis of the number of days during the year this Lease was in effect in relation to the total number of days in such year. Without limitation on other obligations of Tenant which shall survive the expiration of the Term, the obligations of Tenant to pay Rent Adjustment shall survive the expiration of the Term.

(d) Service Charge. Tenant’s failure to make any monetary payment required of Tenant hereunder within five (5) business days after the due date therefore shall result in the imposition of a service charge for such late payment in the amount of ten percent (10%) of the amount due; provided, however, that no such fee shall apply to in the first instance in any calendar year. In addition, any sum not paid within thirty (30) days of the due date therefore shall bear interest at a rate equal to the greater of eighteen percent (18%) or the prime rate plus two percent (2%) per annum (or such lesser percentage as may be the maximum amount permitted by law) from the date due until paid.

4.	SECURITY DEPOSIT

(a) Concurrently with the execution and delivery of this Lease by Tenant, Tenant shall deposit with Landlord a sum equal to three (3) month’s rent ($42,204.51) as a security deposit (together with any additional security deposit as described below, the “Security Deposit”). Notwithstanding the foregoing, if, as of July 1, 2024, there has not occurred a monetary or material non-monetary event of default beyond the period given to cure such default as set forth in paragraph 19(a) hereof provided, Landlord shall return to Tenant $ 14,068 of the Security Deposit within five (5) business days after such date. The Security Deposit shall be held as security for the performance and observance by Tenant of all of its obligations under the terms, conditions and covenants of this Lease throughout the Term of this Lease. If Tenant performs and observes all of the terms, conditions and covenants of this Lease which are required to be performed and observed by it, Landlord shall return the Security Deposit, or balance thereof then held by Landlord, to Tenant within thirty (30) days after the Expiration Date or after Tenant surrenders possession of the Premises, whichever is later. In the event of a default by Tenant in the payment of rent or the performance or observance of any of the other terms, conditions or covenants of this Lease beyond the period given to cure such default as set forth in paragraph 19(a) hereof, then Landlord may, at its option and without notice, apply all or any part of the Security Deposit in payment of such rent or to cure any other such default; and if Landlord does so, Tenant shall, upon request, deposit with Landlord the amount so applied so that Landlord will have on hand at all times throughout the Term of this Lease the full amount of the Security Deposit. Landlord shall not be required to hold the Security Deposit as a separate account, but may commingle it with Landlord’s other funds. The use, application or retention of the Security Deposit or any portion thereof by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law (it being intended that Landlord shall not first be required to proceed against the Security Deposit) and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled.

(b) In the event of a sale or any other transfer of the Building, Landlord shall have the right to transfer the Security Deposit to its purchaser and Landlord shall thereupon be released by Tenant from all responsibility for the return of such deposit; and Tenant agrees to look solely to such purchaser for the return of such deposit. In the event of an assignment of this Lease, the Security Deposit shall be deemed to be held by Landlord as a deposit made by the assignee, and Landlord shall have no further responsibility for the return of such deposit to the assignor.

5.	TENANT FINISH IMPROVEMENTS

Landlord shall construct certain improvements to the Premises (the “Tenant Finish Improvements”) in accordance with the schematic drawings and specifications to be attached to this Lease as Exhibit C, and the Work Letter attached hereto as Exhibit F.

6.	DELIVERY OF POSSESSION; ADJUSTMENT OF TERM

(a) Early Delivery of Possession. Landlord expects that Landlord will have the Tenant Finish Improvements completed and the Premises ready for occupancy on or before the Commencement Date. If the Premises are ready for occupancy prior to the Commencement Date, Landlord shall deliver possession of the Premises to Tenant at such time, and Tenant may then occupy the Premises subject to all of the terms, conditions and covenants of this Lease other than the Term and the obligation to pay rent as provided in Paragraphs 2 and 3 hereof. In such event, Tenant shall not be obligated to pay Base Rent or the Rent Adjustment for the period between such date and the Commencement Date.

(b) Late Delivery of Possession. If Landlord determines that Landlord will be unable to substantially complete the Tenant Finish Improvements and have the Premises ready for occupancy by the Commencement Date, and not due to any delay of Tenant, its contractor or any other reason not due to Landlord, its agents, contractors or employees, the Commencement Date shall be postponed to the date upon which Landlord substantially completes the Tenant Finish

Improvements. In the event of such postponement, the Term of this Lease shall remain the same, and the Expiration Date shall be extended for the same number of days the Commencement Date was postponed; however, in no event shall the Expiration Date fall on any date other than the last day of the month in which the Term expires. Tenant’s obligation to pay Rent shall be postponed for a like number of days, and Landlord shall not be liable to Tenant for any loss or damage resulting from Tenant’s delay in obtaining possession of the Premises nor shall the Lease be void or voidable because of such delay. Should the completion date be delayed by cause of Tenant, its contractor or any other reason not due to Landlord, its agents, contractors or employees, then the Commencement Date shall remain as if there were no delay in completion. Notwithstanding the foregoing, except where a delay of Tenant arises from Tenant’s failure timely to act within on or before a date or time period expressly set forth in the Lease (in which event no Tenant Delay Notice shall be required): (x) in no event shall any act or omission be deemed to be a delay of Tenant until and unless Landlord has given Tenant written notice (the “Tenant Delay Notice”) advising Tenant (a) that a delay of Tenant is occurring, and (b) of the basis on which Landlord has determined that a delay of Tenant is occurring, and (y) no period of time prior to the time that Tenant receives a Tenant Delay Notice shall be included in the period of time charged to Tenant pursuant to such Tenant Delay Notice. In the event Landlord is unable to substantially complete the Tenant Finish Improvements and have the Premises ready for occupancy by October 1, 2022 (the “Target Date”) other that due to a delay of Tenant or due to force majeure, then for each day after the Target Date until Landlord shall so substantially complete the Tenant Finish Improvements and have the Premises ready for occupancy, Tenant shall receive a rent credit equal to one day’s Base Rent to be applied against Base Rent next due and owing until such credit is applied in full.

(c) Tenant’s Acceptance of the Premises. Upon Landlord’s written request following completion of the Tenant Finish Improvements to the Premises as hereinbefore provided, Tenant shall give Landlord an Estoppel Letter, in the form attached to this Lease as Exhibit E, signed by an officer or principal of Tenant acknowledging (i) the original or revised Commencement Date and Expiration Date of this Lease, and (ii) that Tenant has accepted the Premises for occupancy and that the condition of the Premises, including the Tenant Finish Improvements constructed thereon, and the Property and Building and appurtenant areas were at the time satisfactory and in conformity with the provisions of this Lease in all respects (or with such modifications to such statements as may appropriate). Tenant’s Estoppel Letter, fully executed, shall be attached to and made a part of this executed Lease. A certificate signed by Landlord’s architect stating that such improvements were substantially completed in accordance with such plans and specifications shall be conclusive and binding upon Tenant.

7.	USE OF THE PREMISES

(a) Specific Use. The Premises shall be occupied and used exclusively for general office purposes and for legal purposes incidental thereto, and shall not be used for any other purpose.

(b) Covenants Regarding Use. In connection with its use of the Premises, Tenant agrees to do the following:

(i) Tenant shall use the Premises and conduct its business thereon in a lawful manner; shall keep and maintain the Premises in as good a condition as they were when Tenant first took possession thereof and shall make all necessary repairs to the interior, non-structural portions of the Premises other than those which Landlord is obligated to make as provided elsewhere herein.

(ii) Tenant shall not commit, nor allow (by parties for which Tenant is lawfully responsible) to be committed, in, on or about the Premises, Property or the Building and appurtenant areas, any act of waste, including any act which might deface, damage or destroy the Premises, Property or the Building or appurtenant areas, or any part thereof; use or permit to be used on the Premises any hazardous substance, equipment or other thing which might cause injury to person or property or increase the danger of fire or other casualty in, on or about the Premises; permit any unreasonably objectionable or offensive noise or odors to be emitted from the Premises; or do anything, or permit anything to be done, which would, in Landlord’s commercially reasonable opinion, disturb or tend to disturb other tenants occupying leased space in the Building or Property. Upon Landlord’s request, Tenant shall promptly take such action as is necessary to eliminate any noise, odor or disturbance emitted from the Premises.

(iii) Tenant shall not overload the floors of the Premises beyond their designed weight-bearing capacity (Landlord hereby representing that such capacity is approximately 100 lbs/sf). Landlord reserves the right to reasonably direct the positioning of all heavy equipment, furniture and fixtures which Tenant desires to place in the Premises so as to distribute properly the weight thereof, and to require the removal of any equipment or furniture which exceeds the weight limit specified herein.

(iv) Tenant shall not use the Premises, nor allow the Premises to be used, for any purpose or in any manner which would, in Landlord’s opinion, invalidate any policy of insurance now or hereafter carried on the Building or Property or increase the rate of premiums payable on any such insurance policy. Should Tenant fail to comply with this covenant, Landlord may, at its option, require Tenant to stop engaging in such activity or to reimburse Landlord as Additional Rent for any increase in premiums charged during the term of this Lease on the insurance carried by Landlord on the Premises and solely attributable to the use being made of the Premises by Tenant.

(v) Tenant shall not in any manner use, maintain or allow the use or maintenance of the Premises in violation of any law, ordinance, statute, regulation, rule or order (collectively “Laws”) of any governmental authority, including but not limited to, Laws governing zoning, health, safety (including fire safety), occupational hazards, and pollution and environmental control. Tenant shall not use, maintain or allow the use or maintenance of the Premises or any part thereof to treat, store, dispose of, transfer, release, convey or recover hazardous, toxic or infectious waste nor shall Tenant otherwise, in any manner, possess or allow the possession of any hazardous, toxic or infectious waste on or about the Premises. Hazardous, toxic or infectious waste shall mean any solid, liquid or gaseous waste, substance or emission or any combination thereof which may (i) cause or significantly contribute to an increase in mortality or in serious illness, or (ii) pose the risk of a substantial present or potential hazard to human health, to the environment or otherwise to animal or plant life, and shall include, without limitation, hazardous substances and materials described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 9601 et seq., 42 U.S.C. Section 6901 et seq.; and any other applicable federal, state or local Laws. Tenant shall immediately notify Landlord of the presence or suspected presence of any hazardous, toxic or infectious waste on or about the Premises and shall deliver to Landlord any notice received by Tenant relating thereto.

Landlord and its agents shall have the right, but not the duty, to inspect the Premises and conduct tests thereon at any time to determine whether or the extent to which there is hazardous, toxic or infectious waste on the Premises. Landlord shall have the right to immediately enter upon the Premises to remedy any contamination found thereon. In exercising its rights herein, Landlord shall use reasonable efforts to minimize interference with Tenant’s business but such entry shall not constitute an eviction of Tenant, in whole or in part, and Landlord shall not be liable for any interference, loss or damage to Tenant’s property or business caused thereby. If any lender or governmental agency shall ever require testing to ascertain whether there has been a release of hazardous materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as Additional Rent if such requirement arose in whole or in part because of Tenant’s use of the Premises. Tenant shall execute affidavits, representations and the like from time to time, at Landlord’s request, concerning Tenant’s best knowledge and belief regarding the presence of any hazardous, toxic or infectious waste on the Premises or Tenant’s intent to store or use toxic materials on the Premises. Tenant shall indemnify and hold harmless Landlord from any and all claims, loss, liability, costs, expenses or damage, including attorneys’ fees and costs of remediation, incurred by Landlord in connection with any breach by Tenant of its obligations under this section. The covenants and obligations of Tenant hereunder shall survive the expiration or earlier termination of this Lease.

To its actual knowledge and without any duty to investigate such matter, Landlord warrants and represents to Tenant that as of the Commencement Date the Building (including the Premises) is in compliance with applicable Laws, and Landlord shall indemnify and hold Tenant harmless against and from all liabilities, fines, suits, procedures, claims and actions of every kind and costs associated therewith (including attorneys’ and consultants’ fees) arising out of the breach of such representation. The covenants and obligations of Landlord hereunder shall survive the expiration or earlier termination of this Lease.

(c) Compliance with Laws. Tenant shall not use or permit the use of any part of the Premises for any purpose prohibited by law. Tenant shall, at Tenant’s sole cost and expense, comply with all laws, statutes, ordinances, rules, regulations and orders of any federal, state, municipal or other governmental agency thereof having jurisdiction over and relating to Tenant’s particular manner of use and occupancy of the Premises (as compared to the generic use and occupancy of the Premises for general office purposes, which shall be the responsibility of Landlord), except that Tenant shall not be responsible for or required to make structural repairs to the Building or the Premises unless, in the case of the latter, they are occasioned by its own use of the Premises or negligence.

(d) Compliance with Building Rules and Regulations. Rules and regulations governing the use and occupancy of the Premises and all other leased space in the Building have been adopted by Landlord for the mutual benefit and protection of all tenants in the Building. Tenant shall comply with and conform to the rules and regulations currently in effect, which are attached to this Lease as Exhibit D. Landlord shall have the right to change such rules and regulations or to make new rules and regulations from time to time in any manner that it deems necessary or desirable in order to ensure the safety, care and cleanliness of the Building and the preservation of order therein. Any such amendments to the rules and regulations shall be set forth in writing and shall be given to Tenant, who shall thereafter comply with and conform to the same. Tenant shall comply with any and all rules and regulations governing the Property in the same manner as set forth in this section. In the event of any conflict between any such rules and regulations and the other provisions of this Lease, this Lease shall control.

(e) Compliance with Zoning. Landlord warrants and represents to Tenant to its actual knowledge without any duty to investigate such matter, that as of the Commencement Date the applicable zoning ordinances and regulations for the Building (including the Premises) allow the same to be used for general office purposes.

8.	UTILITIES AND OTHER BUILDING SERVICES

(a) Services to be Provided. Landlord shall furnish Tenant with the following utilities and other building services to the extent reasonably necessary for Tenant’s comfortable use and occupancy of the Premises for general office use or as may be required by law or directed by governmental authority:

(i) Heating, ventilation and air conditioning between the hours of 8:00 a.m. and 6:00 p.m., on Monday through Friday, and 8:00 a.m. and 12:00 p.m. on Saturday of each week, except on legal holidays with temperatures between 71°F and 73°F;

(ii) Electricity for lighting and operating business machines and equipment in the Premises and the common areas and facilities of the Building at all times;

(iii) Water for lavatory and drinking purposes at all times;

(iv) Automatic elevator service at all times;

(v) Cleaning and janitorial service, including the supplying and installing of paper towels, toilet tissue and soap in common washrooms on Monday through Friday of each week except legal holidays;

(vi) Washing of interior and exterior windows at intervals established by Landlord;

(vii) Replacement of all building standard lamps, bulbs, starters and ballasts used in the Building during normal business hours Monday through Friday;

(viii) Cleaning and maintenance of the common areas and facilities of the Building and the walks, driveways, parking lots and landscaped areas adjacent to the Building, including the removal of rubbish and snow during normal business hours Monday through Friday;

(ix) Repair and maintenance of the Building and certain systems within the Premises to the extent specified in Paragraph 10(a) hereof during normal business hours Monday through Friday; and

(x) Access to/egress from the Premises at all times.

(b) Additional Services. If Tenant requests any other utilities or building services in addition to those identified above or any of the above utilities or building services in frequency, scope, quality or quantities greater than that which Landlord determines are normally required by other tenants in the Building for general office use, then Landlord shall use reasonable efforts to attempt to furnish Tenant with such additional utilities or building services. In the event Landlord is able to and does furnish such additional utilities or building services, the cost thereof shall be borne by Tenant, who shall reimburse Landlord monthly for the same as provided in Paragraph 8(d) hereof.

If any lights, machines or equipment (other than the business machines and equipment typically used for general office use by tenants in office buildings comparable to the Building (personal computers, servers and LANs being examples of such typical electrical equipment)) used by Tenant in the Premises materially affect the temperature otherwise maintained by the Building’s air conditioning system, Landlord shall have the right to install any machinery or equipment which Landlord considers reasonably necessary in order to restore the temperature balance between the Premises and the rest of the Building, including that which modifies the Building’s air conditioning system. All costs expended by Landlord to install any such machinery and equipment and any additional cost of operation and maintenance occasioned thereby shall be borne by Tenant, who shall reimburse Landlord for the same as provided in Paragraph 8(d) hereof.

Tenant shall not install nor connect any electrical machinery or equipment other than the business machines and equipment typically used for general office use by tenants in office buildings comparable to the Building (personal computers, servers and LANs being examples of such typical electrical equipment) nor any water-cooled machinery or equipment without Landlord’s prior written consent. Typical electrical equipment shall not include computer mainframe equipment or other computer systems located within a dedicated data processing room using specialized electrical, fire suppression or similar systems. If Landlord determines that the machinery or equipment to be so installed or connected exceeds the designed load capacity of the Building’s electrical system or is in any way incompatible therewith or will materially affect utility costs, then Landlord shall have the right, as a condition to granting its consent, to make such modifications to any utility system or other parts of the Building or the Premises, or to require Tenant to make such modifications to the equipment to be installed or connected, as Landlord considers to be reasonably necessary before such equipment may be so installed or connected. The cost of any such modifications shall be borne by Tenant, who shall reimburse Landlord for the same (or any portion thereof paid by Landlord) as provided in Paragraph 8(d) hereof. Landlord makes no representation concerning the quality of electrical power delivered to the Building and Tenant shall be solely responsible for determining power conditioning requirements as well as electrical circuiting, grounding and related requirements for Tenant’s electrical power service.

Landlord shall have the right, at its sole cost, to install meters or submeters to measure the amount of electricity consumed from time to time in the Premises. In such event, Tenant shall pay, as Additional Rent, charges for all utility services consumed in the Premises and measured by any such meters or submeters as the same are billed to Tenant from Landlord from time to time; provided, the cost of such services shall not exceed the rate that Tenant would pay for comparable services if purchased directly from the utility supplying such services. If Landlord chooses to so meter or submeter the Premises, during the period that such meters or submeters are operating, Tenant shall have no obligation to pay, as part of Operating Expenses, the cost of electricity consumed in the Premises or any other premises in the Building occupied by tenants.

(c) Interruption of Services. Tenant understands, acknowledges and agrees that any one or more of the utilities or other building services identified above may be interrupted by reason of accident, emergency or other causes beyond Landlord’s control, or may be discontinued or diminished temporarily by Landlord or other persons until certain repairs, alterations or improvements can be made; that Landlord does not represent or warrant the uninterrupted availability of such utilities or building services; and that any such interruption shall not be deemed an eviction or disturbance of Tenant’s right to possession, occupancy and use of the Premises or any part thereof, or render Landlord liable to Tenant in damages by abatement of rent or otherwise, or relieve Tenant from the obligation to perform its covenants under this Lease. Notwithstanding the foregoing, if all or a material portion of the Premises is made untenantable or inaccessible for more than five (5) consecutive business days by such an interruption that (i) does not result from a fire or other casualty (which is governed by Section 11). an eminent domain taking (which is governed by Section 13) or an act or failure to act by Tenant, and (ii) can be corrected through Landlord’s reasonable efforts, then, as Tenant’s sole remedy, Base Rent shall abate for the period beginning on the day such interruption began and ending on the day such interruption ends, but only in proportion to the percentage of the rentable square footage of the Premises made untenantable or inaccessible.

(d) Payment for Utilities and Building Services. The cost of additional utilities and other building services furnished by Landlord at the request of Tenant or as a result of Tenant’s activities as provided in Paragraph 8(b) hereof shall be borne by Tenant, who shall be separately billed therefore and who shall reimburse and pay Landlord monthly for the same as Additional Rent, at the same time the next monthly installment of Base Rent and other Additional Rent is due. Tenant agrees to give reasonable advance notice, in writing, to Landlord of its request for additional services.

(e) Energy Conservation. Notwithstanding anything to the contrary in this Paragraph 8 or elsewhere in this Lease, Landlord shall have the right to institute such policies, programs and measures as may be necessary or desirable, in Landlord’s discretion, for the conservation and/or preservation of energy related services, or as may be required to comply with any applicable codes, rules and regulations, whether mandatory or voluntary.

9.	SIGNS

Tenant shall not inscribe, paint, affix or display any signs, advertisements or notices on or in the Premises, Property or Building visible from outside the Premises, except for such tenant identification information as Landlord, at its own commercially reasonable discretion, permits to be included and agrees to install on the directory board in the main lobby and on the tenant access doors to the Premises subject to the approval of Landlord. Tenant shall coordinate any installation and maintenance with Landlord prior to performing any such work and shall maintain the sign in good operating condition. Upon the expiration or early termination of this Lease, Tenant shall remove such sign and repair all damage to the Building including replacement of masonry and not just filling holes, all to the satisfaction of Landlord. Landlord, at its sole cost and expense, shall provide Tenant with one (1) wall mounted suite identification plaque and one (1) directory strip for the Building directory in accordance with building-standard signage criteria, and upon the expiration or early termination of this Lease, Tenant shall no obligation or responsibility for the removal of such.

10.	REPAIRS, MAINTENANCE, ALTERATIONS, IMPROVEMENTS AND FIXTURES

(a) Repair and Maintenance of Building. Landlord shall keep and maintain in good order, condition and repair the roof, exterior walls (including any plate glass windows comprising a part thereof) and any interior load-bearing walls (but excluding the interior faces of walls within the Premises), foundation, basement, the common areas and facilities of the Building and the electrical, plumbing, life safety, heating, ventilation and air conditioning systems that serve both the Premises and other parts of the Building. The cost of all repairs required to be made by Landlord shall be an Operating Expense of the Building (subject to the terms of this Lease) unless made necessary by the negligence or willful misconduct of Tenant, its employees, agents, customers or invitees, in which event they shall be borne by Tenant, who shall be separately billed and shall reimburse Landlord for the same as Additional Rent.

(b) Repair and Maintenance of Premises. The repair and maintenance of any electrical, plumbing, heating, ventilation and air conditioning components which have been installed in the Premises pursuant to the provisions of the second paragraph of Paragraph 8(b) hereof (e.g., a separate server room air cooler), and of Tenant’s personal property and trade fixtures, shall be the responsibility of Tenant. Except as provided in Paragraph 10(a) hereof, Tenant shall, at its own expense, keep and maintain the interior, non-structural portions of the Premises in good order, condition and repair at all times during the Term, and Tenant shall promptly repair all damage to the interior, non-structural portions of the Premises and replace or repair all damaged or broken fixtures, equipment and appurtenances with materials equal in quality and class to the original materials, under the supervision and subject to the approval of Landlord, and within any reasonable period of time specified by Landlord. If Tenant fails to do so or requests that Landlord complete repairs on Tenant’s behalf, and such failure continues beyond the period given to cure such default as set forth in paragraph 19(a) hereof, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including Landlord’s Costs, forthwith upon being billed for same. As used in this Lease, the term “Landlord’s Costs” shall mean fifteen percent (15%) of any costs or expenses paid by Landlord, in order to reimburse Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s actions or involvement.

(c) Alterations or Improvements. Tenant shall not make, nor permit to be made, alterations or improvements to the Premises, unless Tenant obtains the prior written consent of Landlord thereto. If Landlord permits Tenant to make any such alterations or improvements, Tenant shall make the same in accordance with all applicable laws and building codes, in a good and workmanlike manner and in quality equal to or better than the original construction of the Building and shall comply with such commercially reasonable requirements as Landlord considers reasonably necessary or desirable, including without limitation requirements as to the manner in which and the times at which such work shall be done and the contractor or subcontractors to be selected to perform such work and the posting and re-posting of notices of Landlord’s non-responsibility for mechanics’ liens. Tenant shall promptly pay all costs attributable to such alterations and improvements and shall indemnify,’ defend and hold harmless Landlord from and against any mechanics’ liens or other liens or claims filed or asserted as a result thereof and against any costs or expenses which may be incurred as a result of building code violations attributable to such work. Tenant shall promptly repair any damage to the Premises or the Building caused by any such alterations or improvements. Any alterations or improvements to the Premises, except movable office furniture and equipment and trade fixtures, shall, at Landlord’s election to be made simultaneously with Landlord’s consent to/approval of such alteration or improvement, either (i) become a part of the realty and the property of Landlord and shall not be removed by Tenant, or (ii) be removed by Tenant upon the expiration or sooner termination hereof and any damage caused thereby repaired at Tenant’s cost and expense. In the event Tenant so fails to remove same, Landlord may have same removed and the Premises so repaired at Tenant’s expense. At Landlord’s reasonable election, Landlord and Landlord’s architect, engineers or contractors shall have the right to supervise all construction operations within the Premises, and Tenant shall promptly pay Landlord the out-of-pocket cost of such supervision.

(d) Trade Fixtures. Any trade fixtures installed on the Premises by Tenant at its own expense, such as movable partitions, counters, shelving, showcases, mirrors and the like, may, and at the request of Landlord shall, be removed on the Expiration Date or earlier termination of this Lease, provided that Tenant bears the cost of such removal, and further that Tenant repair at its own expense any and all damage to the Premises resulting from the original installation of and subsequent removal of such trade fixtures. If Tenant fails to remove any and all such trade fixtures from the Premises on the Expiration Date or earlier termination of this Lease, all such trade fixtures shall become the property of Landlord unless Landlord elects to require their removal, in which case Tenant shall promptly remove same and restore the Premises to their prior condition. In the event Tenant so fails to remove same, Landlord may have same removed and the Premises so repaired to their prior condition at Tenant’s expense.

(e) Wiring and Cabling. Any wiring or cabling installed by Tenant in the Premises or in shafts, ducts or portions of the Common Areas shall be removed by Tenant at Tenant’s expense on or before the Expiration Date or earlier termination of this Lease. If Tenant fails to remove any such wiring or cabling, Landlord may have the same removed at Tenant’s expense.

(f) Storefront. If the Premises includes storefront glass entrances or walls at or near public spaces in the Building, Tenant must have specific approval by Landlord of all colors and materials for floorcovering, wallcovering, furniture, open landscape partitions, and artwork visible from the public areas prior to installation.

(g) Reserved Rights. Landlord reserves the right to decorate and to make, at any time or times, repairs, alterations, additions and improvements, structural or otherwise, in or to the Premises, Property or Building or part thereof, and to perform any acts related to the safety, protection or preservation thereof, and during such operations to take into and through the Premises, Property or Building all material and equipment required and to close or temporarily suspend operation of entrances, doors, corridors, elevators or other facilities, provided that Landlord shall cause as little inconvenience or annoyance to Tenant as is reasonably necessary in the circumstances (including, without limitation, conducting such work desired by Landlord and not requested by Tenant after ordinary business hours), if the noise or vibration of such work materially interferes with the business of Tenant, including coring, shooting track or the use of a nail gun, at no cost to Tenant and shall not do any act which permanently reduces the size of the Premises.

11.	FIRE OR OTHER CASUALTY; CASUALTY INSURANCE

(a) Substantial Destruction of the Building. If the Building should be substantially destroyed (which, as used herein, means destruction or damage to at least seventy-five percent (75%) of the Building) by fire or other casualty, Landlord may, at its option, terminate this Lease by giving written notice thereof to the Tenant within thirty (30) days of such casualty. In such event, the rent shall be apportioned to and shall cease as of the date of such casualty. If Landlord does not exercise this option, then the Tenant Finish Improvements in the Premises shall be reconstructed and restored, at Landlord’s expense, to substantially the same condition as existed prior to the casualty to the extent insurance proceeds are available therefor.

(b) Substantial Destruction of the Premises. If the Premises should be substantially destroyed or rendered wholly untenantable for the purpose for which they were leased, by fire or other casualty and the Building is not substantially destroyed as provided above, then the parties hereto shall have the following options:

(i) Tenant may require that the Tenant Finish Improvements in the Premises be reconstructed and restored, at Landlord’s expense, but subject to the availability of insurance proceeds, to substantially the same condition as existed prior to the casualty, except for repair or replacement of Tenant’s personal property, equipment, leasehold improvements and trade fixtures, which shall remain Tenant’s responsibility. This option shall be exercised by Tenant by giving written notice to Landlord within thirty (30) days after the date of the casualty, and upon the exercise thereof, rent shall be abated from the date of the casualty until substantial completion of the reconstruction of the Premises, whereupon this Lease shall continue in full force and effect for the balance of the Term upon the same terms, conditions and covenants as are contained herein. Alternatively, if it is reasonably estimated by Landlord’s architect that such reconstruction and restoration of Tenant Finish Improvements in the Premises will take more than two hundred seventy (270) days from the date of the casualty to complete, then Landlord or Tenant shall have the right and option to terminate this Lease as of the date of the casualty, which option shall be exercised by written notice to be given by such party to the other within thirty (30) days after the date of the casualty, and upon the exercise thereof, rent shall be apportioned to and shall cease as of the date of the casualty. If this Lease is not terminated, Landlord shall reconstruct and restore the Tenant Finish Improvements in the Premises to substantially the same condition as existed prior to the casualty. In such event, this Lease shall continue in full force and effect for the balance of the Term upon the same terms, conditions, and covenants as are contained herein; provided, however, that the rent shall be abated from the date of the casualty until substantial completion of the reconstruction of the Tenant Finish Improvements in the Premises. If this Lease is not terminated and Landlord fails to reconstruct and restore the Tenant Finish Improvements in the Premises within two hundred seventy (270) days from the date of the casualty, then Tenant may, at its option, terminate this Lease upon giving Landlord written notice to that effect before the earlier of (i) the three hundredth (300th) day following the date of the casualty or (ii) the date the repair is completed, whereupon rent shall be apportioned to and shall cease as of the date of the casualty and both parties shall be released from all further obligations and liability hereunder, except those which survive termination.

(ii) If the casualty occurs during the last twelve (12) months of the Term, either party shall have the right and option to terminate its Lease as of the date of the casualty, which option shall be exercised by written notice to be given by either party to the other party within thirty (30) days therefrom. If this option is exercised, rent shall be apportioned to and shall cease as of the date of the casualty and both parties shall be released from all further obligations and liability hereunder except those obligations which survive termination of this Lease.

(c) Partial Destruction of the Premises. If the Premises should be rendered only partially (but not substantially) untenantable (for the purpose for which they were leased) by fire or other casualty, then such damaged part of Tenant Finish Improvements in the Premises shall be reconstructed and restored, at Landlord’s expense, but subject to the availability of insurance proceeds, to substantially the same condition as existed prior to the casualty, except for repair or replacement of Tenant’s personal property, equipment, leasehold improvements and trade fixtures, which shall remain Tenant’s responsibility; rent shall be abated in the proportion which the approximate area of the damaged part bears to the total area in the Premises from the date of the casualty until substantial completion of the reconstruction repairs; and this Lease shall continue in full force and effect for the balance of the Term. Landlord shall use reasonable diligence in completing such reconstruction repairs, but in the event Landlord fails to complete the same within two hundred (200) days from the date of the casualty, Tenant may, at its option, terminate this Lease upon giving Landlord written notice to that effect before the earlier of (i) the two hundred thirtieth (230th) day following the date of the casualty or (ii) the date the repair is completed, whereupon rent shall be apportioned to and shall cease as of the date of the casualty and both parties shall be released from all further obligations and liability hereunder except those obligations which survive termination of this Lease.

(d) Casualty Insurance. Landlord shall be responsible for insuring and shall, at all times during the Term, carry as an Operating Expense of the Building (subject to the terms of this Lease) a policy of insurance which insures the Building, including the Premises and any Tenant Finish Improvements, against loss or damage by fire or other casualty (namely, the perils against which insurance is afforded by the standard fire insurance policy and extended coverage and endorsement); provided, however, that Landlord shall not be responsible for, and shall not be obligated to insure against, any loss or damage to personal property (including, but not limited to, any furniture, machinery, equipment, goods or supplies) of Tenant or which Tenant may have on the Premises or any trade fixtures installed by or paid for by Tenant on the Premises or any additional improvements which Tenant may construct on the Premises. If Tenant’s operation or any alterations or improvements made by Tenant pursuant to the provisions of Paragraph 10(c)

hereof solely result in an increase in the premiums charged during the Term on the casualty insurance carried by Landlord on the Building, then the cost of such increase in insurance premiums shall be borne by Tenant, who shall reimburse Landlord for the same as Additional Rent after being billed therefore. Tenant shall, at all times during the Term, carry at its own expense property insurance covering its personal property, trade fixtures installed by or paid for by Tenant, or any additional improvements which Tenant may construct on the Premises. Tenant shall furnish Landlord with a certificate evidencing that such coverages are in full force and effect.

(e) Waiver of Subrogation. Landlord and Tenant hereby release each other and each other’s employees, agents, customers and invitees (including, without limitation, each party’s respective insurer(s)) from any and all liability for any loss, damage or injury to property occurring in, on or about or to the Premises, improvements to the Building or personal property within the Building, by reason of fire or other casualty which are covered by applicable standard fire and extended coverage insurance policies. Because the provisions of this paragraph will preclude the assignment of any claim mentioned herein by way of subrogation or otherwise to an insurance company or any other person, each party to this Lease shall give to each insurance company which has issued to it one or more policies of fire and extended coverage insurance notice of the terms of the mutual releases contained in this paragraph, and have such insurance policies properly endorsed, if necessary, to prevent the invalidation of insurance coverages by reason of the mutual releases contained in this paragraph.

12.	GENERAL PUBLIC LIABILITY, INDEMNIFICATION AND INSURANCE

(a) Except for the gross negligence or intentional misconduct of Landlord, Landlord’s agents, servants or employees. Tenant shall be responsible for any and all liability for any loss, damage or injury to person or property, arising out of use, occupancy or operations of Tenant and occurring in, on or about the Premises and Tenant hereby releases Landlord from any and all liability for the same. Except for the negligence or intentional misconduct of Landlord, Landlord’s agents, servants or employees, Tenant shall insure against, and shall indemnify Landlord and hold it harmless from, any and all liability for any loss, damage or injury to person or property, arising out of use, occupancy or operations of Tenant and occurring in, on or about the Premises and Tenant hereby releases Landlord from any and all liability for the same. Tenant’s obligation to indemnify Landlord hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses, including attorneys’ fees, incurred in connection therewith.

(b) Tenant shall, at all times during the Term, carry at its own expense for the protection of Tenant, Landlord, Landlord’s management agent, and Landlord’s mortgagee, as their interests may appear, one or more policies of general public liability and property damage insurance, issued by one or more insurance companies acceptable to Landlord, covering Tenant’s use, occupancy and operations providing minimum coverages of $1,000,000 combined single limit for bodily injury and property damage per occurrence with $2,000,000 aggregate coverage. Such insurance policy or policies shall name Landlord and Landlord’s mortgagee and managing agent as additional insureds and shall provide that they may not be canceled or materially changed on less than thirty (30) days prior written notice to Landlord. Tenant shall furnish Landlord with Acord form certificates evidencing such insurance. Should Tenant fail to carry such insurance and furnish Landlord with copies of all such policies or certificates thereof after a request to do so, Landlord shall have the right to obtain such insurance and collect the cost thereof from Tenant as Additional Rent. Landlord shall have the right during the term of this Lease to adjust the minimum coverage levels stipulated above upon written notice to Tenant. Within thirty (30) days of such written notice, Tenant shall provide Landlord with evidence of such adjustment. Tenant shall also provide Landlord with certificates evidencing workers’ compensation insurance coverages. Tenant’s insurance coverages required hereby shall be deemed to be additional obligations of Tenant and shall not be a discharge or limitation of Tenant’s indemnity obligations contained in Paragraph 12(a) hereof.

(c) Except for the negligence or intentional misconduct of Tenant or Tenant’s agents, servants or employees, Landlord shall be responsible for, shall have the obligation to insure against, and shall indemnify Tenant and hold it harmless from, any and all liability for any loss, damage or injury to person or property occurring in, on or about the common areas and facilities for the Building and the walks, driveways, parking lot and landscaped areas adjacent to the Building (provided, however, nothing contained herein shall release or diminish Tenant’s obligation to pay Tenant’s Proportionate Share of Operating Expenses), and Landlord hereby releases Tenant from any and all liability for the same. Landlord’s obligation to indemnify Tenant hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses, including attorneys’ fees, incurred in connection therewith.

(d) Except for the gross negligence or intentional misconduct of Landlord, Landlord’s agents, servants or employees, Landlord and its partners, members, shareholders, affiliates, officers, agents, servants and employees shall not be liable for any damage to person, property or business or resulting from the loss of use thereof sustained by Tenant or by any other persons due to the Building or Property or any part thereof or any appurtenances thereof becoming out of repair, or due to the happening of any accident or event in or about the Building or Property, including the Premises, or due to any act or neglect of any tenant or occupant of the Building or of any other person. This provision shall apply particularly, but not exclusively, to damage caused by gas, electricity, snow, ice, frost, steam, sewage, sewer gas or odors, fire, water, or by the bursting or leaking of pipes, faucets, sprinklers, plumbing fixtures and windows and shall apply without distinction as to the person whose act or neglect was responsible for the damage and whether the damage was due to any of the causes specifically enumerated above or to some other cause. Tenant agrees that all personal property located in the Premises or upon loading docks, receiving and holding areas, or freight elevators of the Building, shall be at the risk of Tenant only, and that except for the gross negligence or intentional misconduct of Landlord, Landlord’s agents, servants or employees, Landlord shall not be liable for any loss or damage thereto or theft thereof.

13.	EMINENT DOMAIN

If the whole or any part of the Premises shall be taken for public or quasi-public use by a governmental authority under the power of eminent domain or shall be conveyed to a governmental authority in lieu of such taking, and if such taking or conveyance shall cause the remaining part of the Premises to be untenantable and inadequate for use by Tenant for the purpose for which they were leased, then Tenant may, at its option, terminate this Lease as of the date Tenant is required to surrender possession of the Premises. If a part of the Premises shall be taken or conveyed but the remaining part is tenantable and adequate for Tenant’s use, then this Lease shall be terminated as to the part taken or conveyed as of the date Tenant surrenders possession; Landlord shall make such repairs, alterations and improvements as may be necessary to render the part not taken or conveyed tenantable; and the rent shall be reduced in proportion to the part of the Premises so taken or conveyed. All compensation awarded for such taking or conveyance shall be the property of Landlord without any deduction therefrom for any present or future estate of Tenant, and Tenant hereby assigns to Landlord all its right, title and interest in and to any such award. However, Tenant shall have the right to recover from the governmental authority, but not from Landlord, such compensation as may be awarded to Tenant on account of the interruption of Tenant’s business, moving and relocation expenses and depreciation to and removal of Tenant’s trade fixtures and personal property, so long as such award does not reduce the Landlord’s award.

14.	LIENS

If, because of any act or omission of Tenant or anyone claiming by, through, or under Tenant, any mechanic’s lien or other lien shall be filed against the Premises or the Building or against other property of Landlord (whether or not such lien is valid or enforceable as such), Tenant shall, at its own expense, cause the same to be discharged of record within a reasonable time, not to exceed thirty (30) days after the date of filing thereof, and shall also defend and indemnify Landlord and hold it harmless from any and all claims, losses, damages, judgments, settlements, costs and expenses, including attorneys’ fees, resulting therefrom or by reason thereof. If such lien is not discharged of record within thirty (30) days after the date of filing thereof, Landlord, at its sole option, may take all action necessary to release and remove such lien (without any duty to investigate the validity thereof) and Tenant shall promptly, upon notice, reimburse Landlord for all sums, costs and expenses (including reasonable attorneys’ fees and Landlord’s Costs) incurred by Landlord in connection with such lien.

15.	RENTAL, PERSONAL PROPERTY AND OTHER TAXES

(a) Tenant shall pay before delinquency any and all taxes, assessments, fees or charges (hereinafter referred to as “taxes”), including any sales, gross income, rental, business occupation or other taxes, levied or imposed upon Tenant’s business operation in the Premises and any personal property or similar taxes levied or imposed upon Tenant’s trade fixtures, leasehold improvements or personal property located within the Premises. In the event any such taxes are charged to the account of, or are levied or imposed upon the property of Landlord, Tenant shall reimburse Landlord for the same as Additional Rent. Notwithstanding the foregoing, Tenant shall have the right to contest in good faith any such tax and to defer payment, if required, until after Tenant’s liability therefore is finally determined.

(b) If any Tenant Finish Improvements, trade fixtures, alterations or improvements or business machines and equipment located in, on or about the Premises, regardless of whether they are installed or paid for by Landlord or Tenant and whether or not they are affixed to and become a part of the realty and the property of Landlord, are assessed for real property tax purposes at a valuation higher than that at which other such property in other leased space in the Building is assessed, then Tenant shall reimburse Landlord as Additional Rent for the amount of real property taxes shown on the appropriate county official’s records as having been levied upon the Building or other property of Landlord by reason of such excess assessed valuation.

16.	ASSIGNMENT AND SUBLETTING

Tenant shall not assign or otherwise transfer its interest in this Lease or sublet the Premises or any part thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall notify Landlord in writing (“Tenant’s Notice to Assign or Sublet”) thirty (30) days in advance of its intent to transfer, assign or sublet all or any portion of the Premises. Tenant’s Notice to Assign or Sublet shall include the proposed assignment or sublease document as applicable (including complete disclosure of all material terms of the contemplated transaction), name and address of proposed subtenant or assignee, and the accurate business information (including but not limited to current balance sheet, current and historical operating statements, narrative history and description of business) regarding the proposed subtenant or assignee. In the event of any such assignment or subletting, Tenant shall nevertheless at all times remain fully responsible and liable for the payment of rent and the performance and observance of all of Tenant’s other obligations under the terms, conditions and covenants of this Lease. In the event of any assignment or subletting of the Premises, Tenant shall be solely responsible for reimbursing Landlord for its reasonable attorneys’ fees incurred in the review of such documents. No assignment or subletting of the Premises or any part thereof shall be binding upon Landlord unless such assignee or subtenant shall deliver to Landlord an instrument (in recordable form, if requested) containing an agreement of assumption of all of Tenant’s obligations under this Lease and Landlord, Tenant and Subtenant shall execute a commercially reasonable consent form reasonably acceptable to all parties. Landlord agrees to be reasonable in its consent, but Landlord may at its sole discretion withhold its consent to an assignment or sublease to any present tenant of Landlord in the Property or to any tenant whose occupancy would be inconsistent with the character of the Property or whose business is in direct competition with that of another tenant of the Property (if such other tenant’s lease prohibits landlord from consenting to a sublease of space to a competitor). Upon the occurrence of an event of default beyond the period given to cure such default as set forth in paragraph 19(a) hereof, if all or any part of the Premises are then assigned or sublet, Landlord, in addition to any other remedies provided by this Lease or by law, may, at its option, collect directly from the assignee or subtenant all rent becoming due to Landlord by reason of the assignment or subletting. Upon the occurrence of an event of default beyond the period given to cure such default as set forth in paragraph 19(a) hereof, Landlord, at its option, may also terminate any sublease. Any collection by Landlord from the assignee or subtenant shall not be construed to constitute a novation or release of Tenant from the further performance of its obligations under this Lease. Any rents received by Tenant from the assignment of this Lease or subletting of the Premises which exceed the sum of rents payable by Tenant hereunder plus the total of all reasonable costs and expenses incurred by Tenant in connection with such assignment or subletting (including any free-rent, allowances and other inducements) shall constitute assignment/subletting profit, and fifty percent (50%) of any such assignment/subletting profit shall be paid to Landlord as additional compensation within thirty (30) days after receipt by Tenant. Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Building and all other property referred to herein, and upon the effective date of such transfer, the transferor shall have no further liability hereunder (but any liability existing as of the effective date of such transfer shall remain) and Tenant shall attorn to any such transferee.

Notwithstanding anything in this Section 16 to the contrary, Tenant shall have the right to make an assignment of this Lease or sublet all or any portion of the Premises to any affiliate of Tenant, to a successor by merger or consolidation of Tenant, or a purchaser of all or substantially all of its assets or stock of Tenant (a “Permitted Transfer”) without the consent of Landlord provided any use of the Premises by such transferee does not violate any exclusive use then applicable to the Building. Landlord represents there are no exclusive uses currently applicable to the Building and Landlord shall not provide an exclusive use for specialty insurance business in the Building during the Term of this Lease. Tenant shall, however, give notice to Landlord of a Permitted Transfer at least ten (10) days prior to the effective date of such Permitted Transfer (or if such prior notice is prohibited by Law, Tenant shall provide such notice promptly after such prohibition no longer applies).

17.	SUBORDINATION OF LEASE TO MORTGAGES

This Lease is subject and subordinate to any mortgage, deed of trust or similar encumbrance including ground or underlying leases presently existing or hereafter voluntarily placed upon the Building or the Premises, including any renewals, extensions or modifications thereof; and the recording of any such mortgage, deed of trust or similar encumbrance shall make it prior and superior to this Lease regardless of the date of execution or recording of either document. Tenant shall, at Landlord’s request, execute and deliver within five (5) business days to Landlord, without cost, any commercially reasonable instrument which may be deemed necessary or desirable by Landlord to confirm the subordination of this Lease; and if Tenant fails or refuses to do so, Landlord may execute such instrument in the name and as the act of Tenant.

Landlord shall have the right to sell the Building and Premises at any time during the Term, subject only to the rights of Tenant hereunder; and such sale shall operate to release Landlord from liability hereunder first arising after the date of such conveyance.

18.	ATTORNMENT

Tenant hereby agrees that provided such successor recognizes Tenant as the tenant under this Lease, Tenant will recognize as its landlord under this Lease and shall attorn to any person succeeding to the interest of Landlord in respect of the land and the buildings on or in which the demised premises is contained upon any foreclosure of any mortgage or deed of trust upon such land or buildings or upon the execution of any deed in lieu of such foreclosure in respect of such mortgage or deed of trust.

19.	DEFAULTS AND REMEDIES

(a) Default by Tenant. The occurrence of any one or more of the following events shall be a default and breach of this Lease by Tenant:

(i) Tenant shall fail to pay any monthly installment of Base Rent or Additional Rent or Rent Adjustment when the same shall be due and payable and such failure continues for ten (10) days after notice thereof from Landlord provided notice shall only be required to be given one time each calendar year and a default and breach shall thereafter occur if Tenant fails to pay any such items within ten (10) days after the same shall be due and payable;

(ii) Tenant shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days after notice thereof from Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Tenant is of such nature that the same cannot reasonably be performed within such thirty-day period, such default shall be deemed to have been cured if Tenant commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same, but in any event completes cure within ninety (90) days after notice from Landlord;

(iii) Intentionally omitted;

(iv) Tenant makes an assignment for the benefit of creditors; or substantially all of Tenant’s assets in, on or about the Premises or Tenant’s interest in this Lease are attached or levied upon under execution and Tenant does not discharge the same within thirty (30) days thereafter; or

(v) Tenant causes or permits a hazardous condition to exist on the Premises and fails to cure such condition within ten (10) days after notice thereof from Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Tenant is of such nature that the same cannot reasonably be performed within such ten-day period, such default shall be deemed to have been cured if Tenant commences such performance within said ten-day period and thereafter diligently undertakes to complete the same within sixty (60) days from the original notice to Tenant.

(b) Remedies of Landlord. Upon the occurrence of any event of default set forth in Paragraph 19(a) hereof, Landlord shall have the following rights and remedies, in addition to those allowed by law, any one or more of which may be exercised without further notice to or demand upon Tenant:

(i) Landlord may re-enter the Premises and cure any default of Tenant, in which event Tenant shall reimburse Landlord as additional rent for any costs and expenses which Landlord may incur to cure such default; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord’s action, unless caused by Landlord’s gross negligence or willful misconduct;

(ii) Landlord may terminate this Lease as of the date of such default, in which event: (A) neither Tenant nor any person claiming under or through Tenant shall thereafter be entitled to possession of the Premises, and Tenant shall immediately thereafter surrender the Premises to Landlord; and (B) Landlord may re-enter the Premises and dispossess Tenant or any other occupants of the Premises by summary proceedings, ejectment or otherwise, and may remove their effects, without prejudice to any other remedy which Landlord may have for possession or arrearages in rent.

(iii) Landlord may terminate Tenant’s right of possession of the Premises and may repossess the Premises by lawful detainer action, by taking peaceful possession or otherwise, without terminating this Lease, in which event Landlord may, but shall be under no obligation to, relet the same for the account of Tenant, for such rent and upon such terms as shall be satisfactory to Landlord. For the purpose of such reletting, Landlord is authorized to decorate, repair, remodel or alter the Premises. If Landlord fails to so relet the Premises, Tenant shall pay to Landlord as damages a sum equal to the rent which would have been due under this Lease for the balance of the Term or exercised renewal period as such rent shall become due and payable hereunder from time to time during the Term. If the Premises are relet and a sufficient sum shall not be realized from such reletting after paying all of the costs and expenses of all decoration, repairs, remodeling, alterations, and additions and the expenses of such reletting and of the collection of the rent accruing therefrom to satisfy the rent provided for in this Lease, Tenant shall satisfy and pay the same upon demand therefor from time to time. Tenant shall not be entitled to any rents received by Landlord in excess of the rent provided for in this Lease.

(iv) Notwithstanding any election by Landlord of any right or remedy set forth herein, and in addition to any other remedies Landlord may have, Landlord shall be entitled at any time and from time to time after default beyond the period given to cure such default as set forth in paragraph 19(a) hereof by Tenant hereunder, to recover from Tenant all damages Landlord may incur by reason of such default, including without limitation, all loss or damage sustained in connection with such default, costs of performing any covenant or covenants of Tenant, costs of recovering possession of, altering, repairing and reletting the Premises, reasonable attorneys’ fees and collection costs, and, if the Lease is terminated, the value at the time of such termination of the amount of rent and Additional Rent which would become payable under this Lease for the remainder of the full Term specified in Paragraph 2 of the Lease, less the value at the time of such termination of the net amount of such rent and Additional Rent for the remainder of the Term which Tenant proves could reasonably be recovered by Landlord from reletting the Premises under then-current and reasonably anticipated market conditions.

(v) Landlord may sue for injunctive relief or to recover damages for any loss resulting from the breach.

Any agreement for an extension of the Term or any additional period thereafter shall not thereby prevent Landlord from terminating this Lease for any reason specified in this Lease. If any such right of termination is exercised by Landlord during the Term or any extension thereof, Tenant’s right to any further extension shall thereby be automatically canceled. Any such right of termination of Landlord contained herein shall continue during the Term and any subsequent extension hereof.

Landlord shall use commercially reasonable efforts to mitigate its damages in the event of the occurrence of any event of default set forth in Paragraph 19(a) hereof.

(c) Default by Landlord and Remedies of Tenant. It shall be a default and breach of this Lease by Landlord if it shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days after notice thereof from Tenant; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is of such nature that the same cannot reasonably be performed within such thirty-day period, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss resulting from the breach, but Tenant shall not be entitled to terminate this Lease or withhold or abate any rent due hereunder.

Notwithstanding anything to the contrary set forth herein, in the event of any default by Landlord under this Lease which would give Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant will not exercise any such right until (i) it has notified in writing the mortgagee, or holder of such trust, deed or lessor as the case may be (if the name and address of such mortgagee, holder or lessor shall have previously been furnished by written notice to Tenant) of such default, and (ii) such mortgagee, holder or lessor, as the case may be, fails within a reasonable time (not to exceed 45 days) after receipt of such notice to cause such default to be cured; provided, however, such default shall be deemed to be cured if such mortgagee, holder of such trust, deed or lessor commences such performance within said forty-five day period and thereafter diligently undertakes to complete the same.

(d) Non-Waiver of Defaults. The failure or delay by either party hereto to enforce or exercise at any time any of the rights or remedies or other provisions of this Lease shall not be construed to be a waiver thereof, nor affect the validity of any part of this Lease or the right of either party thereafter to enforce each and every such right or remedy or other provisions. No waiver of any default and breach of this Lease shall be held to be a waiver of any other default or breach. The receipt of rent by Landlord at a time after rent is due under this Lease shall not be construed as a waiver of such default. The receipt by Landlord of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant’s check or any letter accompanying Tenant’s check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of the rent due or to pursue any other remedies provided in this Lease. No act or omission by Landlord or its employees or agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

(e) Attorneys’ Fees. If Tenant defaults beyond the period given to cure such default as set forth in paragraph 19(a) hereof in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and Landlord places the enforcement of all or any part of this Lease, the collection of any rent due or to become due or the recovery of possession of the Premises in the hands of an attorney, or if Landlord incurs any fees or out-of-pocket costs in any litigation, negotiation or transaction in which Tenant causes Landlord (without Landlord’s fault) to be involved or concerned, Tenant agrees to reimburse Landlord for the attorneys’ fees and costs incurred thereby, whether or not suit is actually filed.

20.	BANKRUPTCY OR INSOLVENCY

It is understood and agreed that the following shall apply in the event of the bankruptcy or insolvency of Tenant:

(a) If a petition is filed by, or an order for relief is entered against, Tenant under Chapter 7 of the Bankruptcy Code and the trustee of Tenant elects to assume this Lease for the purpose of assigning it, such election or assignment, or both, may be made only if all of the terms and conditions of subparagraphs (b) and (d) below are satisfied. To be effective, an election to assume this Lease must be in writing and addressed to Landlord, and in Landlord’s business judgment, all of the conditions hereinafter stated, which Landlord and Tenant acknowledge to be commercially reasonable, must have been satisfied. If the trustee fails so to elect to assume this Lease within sixty (60) days after his appointment, this Lease will be deemed to have been rejected, and Landlord shall then immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee and this Lease shall be terminated. Landlord’s right to be compensated for damages in the bankruptcy proceeding, however, shall survive such termination.

(b) If Tenant files a petition for reorganization under Chapters 11 or 13 of the Bankruptcy Code, or if a proceeding filed by or against Tenant under any other chapter of the Bankruptcy Code is converted to a Chapter 11 or 13 proceeding and Tenant’s trustee or Tenant as debtor-in-possession fails to assume this Lease within sixty (60) days from the date of the filing of such petition or conversion, then the trustee or the debtor-in- possession shall be deemed to have rejected this Lease. To be effective, any election to assume this Lease must be in writing addressed to Landlord and, in Landlord’s business judgment, all of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable, must have been satisfied:

(i) The trustee or the debtor-in-possession has cured or has provided to Landlord adequate assurance, as defined in this subparagraph (b), that

(1) The trustee will cure all monetary defaults under this Lease within ten (10) days from the date of assumption, and

(2) The trustee will cure all non-monetary defaults under this Lease within thirty (30) days from the date of assumption.

(ii) The trustee or the debtor-in-possession has compensated Landlord, or has provided Landlord with adequate assurance, as hereinafter defined, that, within ten (10) days from the date of assumption, Landlord will be compensated for any pecuniary loss it has incurred arising from the default of Tenant, the trustee, or the debtor-in-possession, as recited in Landlord’s written statement of pecuniary loss sent to the trustee or debtor-in-possession.

(iii) The trustee or the debtor-in-possession has provided Landlord with adequate assurance of the future performance of each of Tenant’s obligations under this Lease; provided, however, that:

(1) From and after the date of assumption of this Lease, the trustee or the debtor-in- possession shall pay Base Rent and Rent Adjustment payable under this Lease in advance in equal monthly installments on each date that such rents are payable;

(2) The trustee or debtor-in-possession shall also deposit with Landlord, as security for the timely payment of rent, an amount equal to three (3) months Base Rent, Rent Adjustment and other monetary charges accruing under this Lease;

(3) If not otherwise required by the terms of this Lease, the trustee or the debtor-in- possession shall also pay in advance, on each day that any installment of Base Rent is payable, one-twelfth (1/12) of the Tenant’s annual Taxes, Operating Expenses, and other obligations under this Lease; and

(4) The obligations imposed upon the trustee or the debtor-in-possession will continue for Tenant after the completion of bankruptcy proceedings.

(iv) Landlord has determined that the assumption of this Lease will not:

(1) Breach any provision in any other lease, mortgage, financing agreement, or other agreement by which Landlord is bound relating to the Building in which the Premises is located, or

(2) Disrupt, in Landlord’s judgment, the tenant mix of the Building or any other attempt by Landlord to provide a specific variety of tenants in the Building which, in Landlord’s judgment, would be most beneficial to all of the tenants thereof and would enhance the image, reputation and profitability thereof.

(v) For purposes of this subparagraph (b), “adequate assurance” means that:

(1) Landlord determines that the trustee or the debtor-in-possession has, and will continue to have, sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the trustee or the debtor-in-possession will have sufficient funds timely to fulfill Tenant’s obligations under this Lease and to keep the Premises properly staffed with sufficient employees to conduct a fully-operational, actively-promoted business in the Premises; and

(2) An order shall have been entered segregating sufficient cash payable to Landlord and/or a valid and perfected first lien and security interest shall have been granted in property of Tenant, trustee, or debtor-in-possession which is acceptable in value and kind to Landlord, to secure to Landlord the obligation of the trustee or debtor-in-possession to cure all monetary and non-monetary defaults under this Lease within the time periods set forth above.

(c) In the event this Lease is assumed by a trustee appointed for Tenant or by Tenant as debtor-in- possession under the provisions of subparagraph (b) above, and, thereafter, Tenant is either adjudicated bankrupt or files a subsequent petition for arrangement under Chapter 11 of the Bankruptcy Code, then Landlord may, at its option, terminate this Lease and all the Tenant’s rights under it, by giving written notice of Landlord’s election to so terminate.

(d) If the trustee or the debtor-in-possession has assumed this Lease pursuant to subparagraph (a) or (b) above, to assign or to elect to assign Tenant’s interest under this Lease or the estate created by that interest to any other person, such interest or estate may be assigned only if the intended assignee has provided adequate assurance of future performance, as defined in this subparagraph (d), of all of the terms, covenants, and conditions of this Lease.

(i) For purposes of this subparagraph (d), “adequate assurance of future performance” means that Landlord has ascertained that each of the following conditions has been satisfied:

(1) The assignee has submitted a current financial statement, audited by a certified public accountant, which shows a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by the assignee of the Tenant’s obligations under this Lease;

(2) If requested by Landlord, the assignee will obtain guarantees, in form and substance satisfactory to Landlord [e.g., letter(s) of credit], from one or more persons who satisfy Landlord’s standards of creditworthiness; and

(3) Landlord has obtained consents or waivers from any third parties which may be required, under any lease, mortgage, financing arrangement, or other agreement by which Landlord is bound, to enable Landlord to permit such assignment.

(e) When, pursuant to the Bankruptcy Code, the trustee or the debtor-in-possession is obligated to pay reasonable use and occupancy charges for the use of all or part of the Premises, it is agreed that such charges will not be less than the Base Rent as defined in this Lease, plus Rent Adjustment and other monetary obligations of Tenant included herein.

(f) Neither Tenant’s interest in this Lease nor any estate of Tenant created in this Lease shall pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, nor otherwise by operation of law under the laws of any state having jurisdiction of the person or property of Tenant, unless Landlord consents in writing to such transfer. Landlord’s acceptance of rent or any other payments from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived or waive either the requirement of Landlord’s consent or Landlord’s right to terminate this Lease for any transfer of Tenant’s interest under this Lease without such consent.

21.	ACCESS TO THE PREMISES

Upon reasonable advance written notice, except for an emergency which notice will be given as soon as practical, Landlord, its employees and agents and any mortgagee of the Building, shall have the right to enter any part of the Premises at all reasonable times for the purposes of examining or inspecting the same, showing the same to prospective purchasers, mortgagees or, during the last six (6) months of the Term of this Lease, tenants and for making such repairs, alterations or improvements to the Premises or the Building as Landlord may deem necessary or desirable. If representatives of Tenant shall not be present to open and permit such entry into the Premises at any time when such entry is necessary or permitted hereunder, Landlord and its employees and agents may enter the Premises by means of a master key or otherwise, and except for the gross negligence or intentional misconduct of Landlord, Landlord’s agents, servants or employees, Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, nor entitle Tenant to any abatement of rent therefore. In exercising its rights herein, Landlord shall use reasonable efforts to minimize interference with Tenant’s business.

22.	SURRENDER OF PREMISES

Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord, together with all keys, access cards, alterations, improvements, and other property as provided elsewhere herein, in broom-clean condition and in good order, condition and repair, except for ordinary wear and tear and damage which Tenant is not obligated to repair, failing which Landlord may restore the Premises to such condition at Tenant’s expense, which shall be payable upon demand. Upon such expiration or termination, Tenant’s trade fixtures, furniture, and equipment shall remain Tenant’s property, and Tenant shall have the right to remove the same prior to the expiration or earlier termination of this Lease, Tenant shall promptly repair any damage caused by any such removal, and shall restore the Premises to the condition existing prior to the installation of the items so removed. Any of Tenant’s trade fixtures, furniture or equipment not so removed shall be considered abandoned and may be retained by Landlord or be removed and/or destroyed at Tenant’s expense.

23.	HOLDING OVER

If Tenant remains in possession of the Premises after the expiration or earlier termination of this Lease, Tenant shall be deemed to hold the Premises as a tenant at will subject to all of the terms, conditions, covenants and provisions of this Lease (which shall be applicable during the holdover period), except that Tenant shall pay to Landlord 150% of the last current monthly installment of Base Rent and Rent Adjustment, which rent shall be payable to Landlord on demand. In addition, Tenant shall be liable to Landlord for all damages occasioned by such holding over, including, without limitation, all direct and indirect damages and losses sustained by Landlord. Tenant shall vacate and surrender the Premises to Landlord upon Tenant’s receipt of notice from Landlord to vacate. No holding over by Tenant, whether with or without the consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided herein.

24.	LANDLORD’S RIGHT TO RELOCATE TENANT

Landlord shall have the right, in its sole discretion, upon at least twelve (12) months’ prior written notice to Tenant, to relocate Tenant and to substitute for the Premises described herein other space in the Building or Project containing at least as much rentable area as the Premises provided location in proximity to the elevator shall not be materially different and if the square feet of the new space exceeds 6,453 square feet, no additional Base Rent shall be due. Such substituted space shall be improved by Landlord, at its expense, with improvements at least equal in quantity and quality to those in the Premises. Landlord shall pay all reasonable expenses incurred by Tenant in connection with such relocation, including but not limited to costs of moving, door lettering, telephone relocation and reasonable quantities of new stationery. Upon completion of the relocation, Landlord and Tenant shall amend this Lease to change the description of the Premises and any other matters pertinent thereto.

25.	QUIET ENJOYMENT

If and so long as Tenant pays the prescribed rent and performs or observes all of the terms, conditions, covenants and obligations of this Lease required to be performed or observed by it hereunder, Tenant shall, at all times during the term hereof, have the peaceable and quiet enjoyment, possession, occupancy and use of the Premises without any interference from Landlord or any person or persons claiming the Premises by, through or under Landlord.

26.	NOTICE AND PLACE OF PAYMENT

(a) All rent and other payments required to be made by Tenant to Landlord shall be delivered or mailed to Landlord’s management agent at the following address or any other address Landlord may specify from time to time by written notice given to Tenant:

If via first-class mail:

Zeller-Carmel Property, L.L.C.

[***]

If via overnight courier:

[***]

(b) All payments required to be made by Landlord to Tenant shall be delivered or mailed to Tenant at the address set forth in Paragraph 26(c) hereof or at any other address within the United States as Tenant may specify from time to time by written notice given to Landlord.

(c) Any notice, demand, or request required or permitted to be given under this Lease or by law shall be deemed to have been given if reduced to writing and hand-delivered, delivered by nationally recognized overnight courier, or mailed by Registered or Certified mail, postage prepaid, to the party who is to receive such notice, demand, or request at the address set forth below or at such other address as Landlord or Tenant may specify from time to time by written notice. When delivering such notice, demand, or request shall be deemed to have been given as of the date it was so hand-delivered, deposited with nationally recognized overnight courier, or mailed.

Landlord: ZELLER MANAGEMENT CORPORATION [***]	Tenant: MBX Biosciences, Inc. 11711 N. Meridian St., Suite 300 Carmel, IN 46032

With copies to: Zeller Management Corporation [***]	Prior to occupancy of Premises: 275 Medical Drive #3094 Carmel, IN 46032

27.	PARKING

Tenant agrees not to overburden the parking facilities and agrees to reasonably cooperate with Landlord and other tenants in the use of the parking facilities. There will be no assigned parking unless Landlord, in its sole discretion, deems such assigned parking advisable. No vehicle may be repaired or serviced in the parking area and any vehicle brought into the parking area by Tenant, or any of Tenant’s employees, contractors, or invitees, and deemed abandoned by Landlord will be towed and all costs thereof shall be borne by Tenant. All driveways, ingress and egress, and all unreserved parking spaces are for the non-exclusive use of all tenants. There shall be no parking permitted on any of the streets or roadways located within the Property. If Landlord adopts assigned parking for the Building parking lot. Tenant shall park only in parking spaces assigned to it by Landlord, and shall instruct its employees and guests to do likewise. In no event shall Landlord be responsible for policing the parking lot and Tenant shall police its own assigned spaces.

28.	ALLOWANCE

The Tenant Finish Improvements shall be completed by Landlord at Tenant’s expense, provided, however, that Landlord shall provide Tenant an allowance of Fifteen Dollars ($15.00) per rentable square feet of the Premises (the “Tenant Improvements Allowance”) to apply toward the Tenant Finish Improvements. The Tenant Improvements Allowance is otherwise limited to Improvement Expenses (as defined below). Landlord shall pay the Tenant Improvements Allowance to Tenant upon submission to Landlord of copies of paid invoices, receipts, canceled checks, or other satisfactory proof of the amounts paid by Tenant for such third-party expenses, together with a lien waiver in form satisfactory to Landlord and executed by each third party (i.e., each contractor, subcontractor or supplier, as required by Landlord). As used herein, the term “Improvement Expenses” means and includes (a) amounts paid by Tenant to third parties (excluding Tenant’s employees) for labor, services, supplies, materials, goods, and other work or items in connection with improving the Premises and (b) the cost of all architectural and engineering construction drawings and specifications required in connection with the Tenant Finish Improvements, all work, labor, material, and equipment necessary to construct the Tenant Finish Improvements in accordance with the approved construction drawings and specifications from the “as is” condition of the Premises (all such construction being hereinafter referred to as the “Work”), and Landlord’s construction review and coordination fee equal to five percent (5%) of the cost of the Work. Tenant may not apply the unused portion of the Tenant Improvements Allowance as a credit against rents next due and payable under the Lease. The Tenant Improvements Allowance must be used (if at all), and the Tenant submissions required above must be received by Landlord, within twelve (12) months after the Commencement Date.

29.	MISCELLANEOUS GENERAL PROVISIONS

(a) Payments Deemed Rent. Any amounts of money to be paid by Tenant to Landlord pursuant to the provisions of this Lease, whether or not such payments are denominated “rent” or “additional rent” and whether or not they are to be periodic or recurring, shall be deemed rent or additional rent for purposes of this Lease; and any failure to pay any of same as provided in Paragraph 19(a) hereof shall entitle Landlord to exercise all of the rights and remedies afforded hereby or by law for the collection and enforcement of Tenant’s obligation to pay rent. Tenant’s obligation to pay any such rent or additional rent pursuant to the provisions of this Lease shall survive the expiration or other termination of this Lease and the surrender of possession of the Premises after any holdover period.

(b) Estoppel Letters. Tenant shall, within five (5) business days following written request from Landlord, execute, acknowledge and deliver to Landlord or to any lender, or prospective lender or prospective purchaser designated by Landlord, a written statement certifying (i) that this Lease is in full force and effect and unmodified (or, if modified, stating the nature of such modification); (ii) the date to which rent has been paid; (iii) that there are not, to Tenant’s knowledge, any uncured defaults (or specifying such defaults if any are claimed); (iv) that any successor Landlord and/or mortgagee shall not be liable for the payment of rent by Tenant more than one month in advance; (v) that any successor Landlord and/or mortgagee shall not be liable for the completion of the Tenant Finish Improvements; (vi) the Lease contains the entire agreement between the parties; (vii) the Lease has not been assigned or subleased; (viii) no damage has occurred to the Premises as the result of a casualty; (ix) the Premises have not been reduced in size as a result of a condemnation proceeding; and (x) such further matters as may be requested by Landlord. Any such statement may be relied upon by Landlord, any lender, prospective lender or prospective purchaser of any interest in Building. Tenant’s failure to deliver such statement within such period shall be conclusive upon Tenant that this Lease is in full force and effect and unmodified, and that there are no uncured defaults in Landlord’s performance hereunder. No such statement shall have the effect of amending this Lease.

(c) Broker. Tenant covenants, warrants and represents that no broker except ALO Property Group (the “Broker(s)”) was instrumental in bringing about or consummating this Lease and that Tenant had no conversations or negotiations with any broker except the Broker(s) concerning the leasing of the Premises. Landlord and Tenant each agree to indemnify and hold harmless one another against and from any claims for any brokerage commissions and all costs, expenses and liabilities incurred by reason of any brokerage commission alleged to be payable because of any act, omission or statement of the indemnifying party. Such indemnity obligation shall be deemed to include the payment of reasonable attorneys’ fees and court costs incurred in defending any such claim. Landlord shall pay any brokerage commission due the Broker(s) pursuant to a separate agreement between Landlord and the Broker(s).

(d) Applicable Law. This Lease and all matters pertinent thereto shall be construed and enforced in accordance with the laws of the State of Indiana. Landlord and Tenant hereby waive any objection to any action or proceeding in an Indiana state court on the basis of lack of personal jurisdiction or forum non conveniens.

(e) Entire Agreement. This Lease, including all Exhibits, Riders and Addenda, constitutes the entire agreement between the parties hereto and may not be modified except by an instrument in writing executed by the parties hereto.

(f) Binding Effect. This Lease and the respective rights and obligations of the parties hereto shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto as well as the parties themselves; provided, however, that Landlord, its successors and assigns shall be obligated to perform Landlord’s covenants under this Lease only during and in respect of their successive periods as Landlord during the term of this Lease.

(g) Severability. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall not be affected or impaired, and such remaining provisions shall remain in full force and effect.

(h) No Partnership. Landlord shall not, by virtue of the execution of this Lease or the leasing of the Premises to Tenant, become or be deemed a partner of Tenant in the conduct of Tenant’s business on the Premises or otherwise.

(i) Headings; Gender. As used in this Lease, the word “person” shall mean and include, where appropriate, an individual, corporation, partnership or other entity; the plural shall be substituted for the singular, and the singular for the plural, where appropriate; and words of any gender shall include any other gender. The topical headings of the several paragraphs of this Lease are inserted only as a matter of convenience and reference, and do not affect, define, limit or describe the scope or intent of this Lease.

(j) WAIVER OF JURY. TO THE EXTENT PERMITTED BY LAW, EACH OF LANDLORD AND TENANT HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL IN THE EVENT OF LITIGATION BETWEEN TENANT AND LANDLORD PERTAINING TO THIS LEASE.

(k) Allocation of Rent. Landlord and Tenant agree that no portion of the Base Rent paid by Tenant during the portion of the term of this Lease occurring after the expiration of any period during which such rent was abated shall be allocated by Landlord or Tenant to such rent abatement period, nor is such rent intended by the parties to be allocable to any abatement period.

(l) Right to Change Building and Property Name and Address. Landlord reserves the right to change the name or street address of the Building and Property.

(m) Requirement of Identification. Landlord, or its contractor(s), may require all persons entering or leaving the Building or Property during such hours as Landlord may reasonably determine, to identify themselves by registration or otherwise, and to establish their right to leave or enter, and to exclude or expel any peddler, solicitor or beggar at any time from the Premises, Property or Building.

(n) Financial Statements. Within thirty (30) days after Landlord’s written request, Tenant shall cause to be delivered to Landlord, Tenant’s financial statements as of the end of the then most recent completed operating year, all certified as to accuracy by an independent certified public accountant or an officer of Tenant. Landlord may only make a request hereunder (i) in connection with a transfer or financing/re-financing of Landlord’s interest in the Property, or (ii) for any reason other than in (i), not more than once with regard to any calendar year.

(o) Reserved Areas, Light and Air. This Lease does not give Tenant any right to use, and Landlord hereby excludes and reserves for its sole and exclusive use, the following areas in and about the Premises: janitor closets, stairways and stairwells, fan, mechanical, electrical, telephone and similar rooms (other than those installed for Tenant’s exclusive use); elevator, pipe and other vertical shafts, flues and ducts; all areas above the acoustical ceiling and below the finished floorcovering installed in the Premises; all other structural or mechanical elements serving other areas of the Building; and all subterranean, mineral, air, light and view rights, provided Landlord shall provide Tenant access to areas housing electrical, telephone and cable lines with no less than 24 hours’ notice to Landlord.

(p) Limitation of Landlord’s Personal Liability. If Landlord shall fail to perform any term, condition, covenant or obligation required to be performed by it under this Lease and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to Landlord’s right, title and interest in and to the Building for the collection of such judgment and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant’s judgment, and as such, it being agreed and understood that Landlord (and its partners, members and shareholders) shall never be personally liable for any such judgment and Tenant further agrees that Landlord shall not be liable for any deficiency. It is further agreed and understood that Tenant’s partners, members and shareholders shall never be personally liable for any judgment against Tenant.

(q) Time of Essence. Time is of the essence of this Lease and each of its provisions.

(r) Examination of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for Lease, and it is not effective as a Lease or otherwise until execution by and delivery to both Landlord and Tenant.

(s) Construction. The parties (i.e., the Landlord and Tenant) hereto hereby acknowledge and agree that (i) each party hereto is of equal bargaining strength, (ii) each such party has actively participated in the drafting, preparation and negotiation of this Lease, (iii) each such party has consulted with such party’s own, independent counsel, and such other professional advisors as such party has deemed appropriate, relative to any and all matters contemplated under this Lease, (iv) each such party and such party’s counsel and advisors have reviewed this Lease, (v) each such party has agreed to enter into this Lease following such review and the rendering of such advice, and (vi) any rule of construction to the effect that ambiguities are to be resolved against the drafting parties shall not apply in the interpretation of this Lease, or any portions hereof, or any amendments hereto.

30. RIGHT OF FIRST REFUSAL

Provided the Lease is in full force and effect and no event of default (beyond all applicable grace and notice and cure periods) shall exist under the Lease at the time, Tenant shall have a one-time right of first refusal (the “Right of First Refusal”) to lease the space on the third (3rd) floor of the Building commonly known as Suite 350 as shown on Exhibit G attached hereto (the “RoFR Space”) as such space becomes available for rent. Such Right of First Refusal shall be subject to and subordinate to all options and rights of existing tenants of the Building, including but not limited to renewal and expansion options and rights. Landlord shall notify Tenant in writing promptly upon receipt of an offer acceptable to Landlord to lease the RoFR Space, and such written notice shall include a summary of all material economic terms of the lease offer. Within five (5) business days after such notice, time being of the essence, Tenant shall give Landlord a written notice that it either will or will not enter into an amendment to this Lease with Landlord for the RoFR Space on the terms presented by Landlord to Tenant. In the event that Tenant’s notice provides that it will not enter into an amendment for the RoFR Space on the terms presented by Landlord to Tenant, or if Tenant fails to give Landlord the notice of its decision respecting the RoFR Space within the above-stated five (5) business day period, then Landlord shall be entitled to proceed to lease the RoFR Space to the third party free and clear of Tenant’s Right of First Refusal and such right shall be deemed forever terminated with respect to the RoFR Space described in the notice from Landlord. In the event that Tenant gives Landlord a notice as required above that Tenant wishes to lease the RoFR Space from Landlord, then Tenant shall have fifteen (15) days after Tenant’s receipt of Landlord’s amendment draft within which to sign a mutually acceptable amendment to this Lease in a mutually acceptable manner by adding the RoFR Space. All space taken under the terms of the Right of First Refusal shall be on identical economic terms and conditions to those of the then proposed lease offer, including square footage, length of term, rental rate, operating cost base year or expense stop, and tenant build-out allowance.

The Right of First Refusal granted herein shall be personal to Tenant and, except for a Permitted Transfer, shall not be utilized by any assignee or sublessee approved and/or permitted under Paragraph 16 of the Lease.

[The remainder of this page is intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

LANDLORD:

ZELLER-CARMEL PROPERTY, L.L.C., a Delaware limited liability company

By:	/s/ Tristan Glover
Tristan Glover, Senior Vice President

TENANT:

MBX BIOSCIENCES, INC., a Delaware corporation

By:	/s/ Peter Kent Hawryluk
Peter Kent Hawryluk, CEO

EXHIBITS

A)	Demising Plan
B)	Legal Description
C)	Tenant Improvement Drawings and Specifications
D)	Rules & Regulations
E)	Estoppel Letter
F)	Work Letter
G)	RoFR Space
H)	Exclusions from Operating Expenses

EXHIBIT A

Demising Plan

[***]

EXHIBIT B

Legal Description (of Meridian Mark II)

Part of the Southwest Quarter of Section 35, Township 18 North, Range 3 East in Hamilton County, Indiana, being more particularly described as follows:

Beginning at a point on the East line of the said Southwest Quarter Section North 00 degrees 05 minutes 40 seconds West (assumed bearing) 728.45 feet from the Southeast corner of the said Quarter Section; thence North 00 degrees 05 minutes 40 seconds West along the East line 53 8.26 feet; thence South 89 degrees 54 minutes 20 seconds West 80.00 feet; thence North 45 degrees 05 minutes 40 seconds West 275.07 feet; thence South 89 degrees 54 minutes 20 seconds West 47.99 feet; thence North 45 degrees 05 minutes 40 seconds West 267.30 feet; thence South 89 degrees 54 minutes 20 seconds West 75.20 feet to the East limited access right-of-way line of U.S. #31; thence South 00 degrees 04 minutes 52 seconds East along the said East limited access right-of-way line 775.92 feet; thence North 89 degrees 54 minutes 20 seconds East 172.39 feet; thence North 44 degrees 54 minutes 20 seconds East 145.00 feet; thence South 45 degrees 05 minutes 40 seconds East 287.00 feet to a curve having a radius of 117.00 feet, the radius point of which bears North 44 degrees 54 minutes 20 seconds East; thence Southeasterly along the said curve 61.26 feet to a point which bears South 14 degrees 54 minutes 20 seconds West from said radius point; thence South 75 degrees 05 minutes 40 seconds East 58.58 feet to the Beginning Point.

Together with easement rights created and reserved in a Declaration of Coordinated Development Covenants and Easements, executed by Meridian Mile Associates, a limited partnership, on January 14, 1984, and recorded as Instrument Number 84-755 in Miscellaneous Record 177, pages 187-211, in the Office of the Recorder of Hamilton County, Indiana.

Excepting from the above parcel the following tract acquired by the State of Indiana under Cause No. 29C01-1312-PL-012080:

(Parcel 77E)

A part of the Southwest Quarter of Section 35, Township 18 North, Range 3 East, Hamilton County, Indiana, and being that part of the grantor’s land lying within the right of way lines depicted on the Right of Way Parcel Plat attached as Exhibit “B” to the Certification of Payment of Court-Appointed Appraisers’ Award and Request for Transfer filed with the Hamilton County Auditor on May 16, 2014 in connection with a taking in the matter of State of Indiana v. Zeller-Carmel, L.L.C, et al., Hamilton Circuit Court, Cause No. 29C01-1312-PL-12080, described as follows:

Commencing at the southeast comer of said quarter section; thence North 0 degrees 14 minutes 56 seconds East 728.38 feet along the east line of said quarter section; thence North 74 degrees 44 minutes 40 seconds West 58.58 feet; thence Northwesterly 61.33 feet along an arc to the right having a radius 117.00 feet and subtended by a long chord having a bearing of North 59 degrees 43 minutes 50 seconds West and a length of 117.00 feet; thence North 44 degrees 44 minutes 32 seconds West 286.93 feet; thence South 45 degrees 16 minutes 25 seconds West 145.06 feet; thence North 89 degrees 45 minutes 16 seconds West 149.34 feet to the point of beginning of this description; thence continuing North 89 degrees 45 minutes 16 seconds West 23.00 feet to the east boundary of U.S. 31; thence North 0 degrees 15 minutes 14 seconds East 661.01 feet; thence South 20 degrees 43 minutes 11 seconds East 64.26 feet to point “77032” on said plat; thence South 0 degrees 15 minutes 14 seconds West 601.00 feet to the point of beginning and containing 0.333 acres, more or less.

EXHIBIT C

Tenant Improvement Drawings and Specifications Based on the Following

[***]

EXHIBIT D

Rules & Regulations

Tenant agrees to observe the rights reserved to Landlord in the Lease and agrees, for itself, its employees, agents, clients, customers, invitees and guests, to comply with the following rules and regulations with such reasonable modifications thereof and additions thereto as Landlord may make, from time to time, for the Building:

1. The sidewalks, entries, passages, courtyard, corridors, stairways, and elevators shall not be obstructed by any tenants, their employees or agents, or used by them for purposes other than ingress and egress to and from their respective suites. Boxes, cartons or any other debris which is to be thrown away by the cleaning crew should not be left in the corridors.

2. All heavy articles (i.e., safes) shall be carried into or through the Premises only at such times and in such manner as shall be prescribed by Landlord, and Landlord shall in all cases have the right to specify the proper weight and position of any such heavy article. Any damage done to the Building by taking in or removing any such equipment or from overloading any floor in any way shall be paid for by Tenant. Defacing or injuring in any way any part of the Building by Tenant, his agents or employees, shall be paid for by Tenant.

3. Tenant will refer all contractors, contractors’ representatives and installation technicians rendering any service on or to the Premises for Tenant to Landlord for Landlord’s approval and supervision before performance of any contractual service. This provision shall apply to all work performed in the Building, including but not limited to the installation of the telephone and other communications equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building. Such approval, if given, shall in no way make Landlord a party to any contract between Tenant and any such contractor, and Landlord shall have no liability therefore.

4. No sign, advertisement or notice shall be inscribed, painted or affixed on any part of the inside or outside of said Building. Landlord will supply building standard signage for Tenant’s suite entrance, at Landlord’s cost. Any additions, deletions or changes to the door signage after the original signage is installed shall be at Tenant’s cost. A directory in a conspicuous space, with the names of tenants, will be provided by Landlord; any necessary revisions to the directory will be made by Landlord within a reasonable time after notice from Tenant of the error or change making the revision necessary. No furniture shall be placed in front of the Building or in any lobby or corridor without written consent of Landlord. Landlord shall have the right to remove all other signs and furniture, without notice to Tenant, at the expense of Tenant.

5. Tenant shall have the non-exclusive use in common with Landlord, other tenants, their guests and invitees, of the driveways and sidewalks, subject to reasonable rules and regulations for the use thereof as prescribed from time to time by Landlord. Landlord shall have the right to designate parking areas for the use of tenants of the Building and their employees, and tenants and their employees shall not park in parking areas not so designated, specifically including driveways, fire lanes, loading/unloading areas, walkways and building entrances. Tenant agrees that upon written notice from Landlord, it will furnish Landlord, within five (5) days from receipt of such notice, the state automobile license numbers assigned to the automobiles of Tenant and its employees. Landlord shall not be liable for any vehicle of Tenant or its employees that Landlord shall have towed from the premises when illegally parked. Landlord will not be liable for damage to vehicles in the parking areas or for theft of vehicles, personal property from vehicles, or equipment of vehicles.

6. No tenant shall do or permit anything to be done in said Premises or bring or keep anything therein which will in any way increase the rate of fire insurance on said Building, or on property kept therein, or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or conflict with the laws relating to fire, or with any regulations of the fire department, or with any insurance policy upon said buildings or any part thereof, or conflict with any rules and ordinances of the local Board of Health or any governing bodies.

7. Employees of the Building will at all times keep a pass key, and agents of Landlord shall at all times be allowed admittance to Tenant’s Premises.

8. No additional locks shall be placed upon any doors without the written consent of Landlord. All keys to the Premises shall be furnished by Landlord in a reasonable number commensurate with the square footage leased. Additional keys shall be furnished at Tenant cost. Upon termination of this Lease, all keys shall be surrendered, and Tenant shall then give Landlord or its agent explanation of the combination of all locks upon any doors or vaults.

9. No windows or other openings that reflect or admit light into the corridors or passageways, or to any other place in said Building, shall be covered or obstructed by any tenant.

10. No person shall disturb the occupants of the Building by the use of any musical instruments, the making of unseemly noises, or any unreasonable noise. Other than lawful service animals, no animals or pets of any kind will be allowed in the building.

11. The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse, or the defacing or injury of any part of the Building, shall be borne by the person who shall occasion it.

12. No bicycles or similar vehicles will be allowed in the Building.

13. Nothing shall be thrown out the windows of the Building or down the stairways or other passages.

14. Tenant shall not be permitted to use or to keep in the Building any kerosene, camphene, burning fluid or other illuminating materials.

15. If any tenant desires, at its cost, telephonic or other electronic connections, Landlord or its agents will direct the electricians as to where and how the wires may be introduced, and without such directions, no boring or cutting for wires will be permitted.

16. Landlord will furnish building standard mini blinds on all exterior windows in the Premises which Tenant occupies, at Landlord’s cost. If Tenant desires to install draperies, at Tenant’s cost, they must be of such shape, color, materials and make as shall be prescribed by Landlord. Landlord or its agents shall have the right to enter the Premises to examine the same or to make such repairs, alterations or additions as Landlord shall deem necessary for the safety, preservation or improvement of the Building.

17. Six months prior to the expiration of the Lease, Landlord or its agents may show the Premises and may place on the windows or doors thereof, or upon the bulletin board, a notice “For Rent”.

18. No portion of the Building shall be used for the purpose of lodging rooms or for any unlawful purposes.

19. Except for items for which Landlord is responsible under Paragraph 10(a) of the Lease, all glass, locks and trimmings in or about the doors and windows and all electric fixtures belonging to the Premises shall be kept whole, and whenever broken by anyone shall be immediately replaced or repaired and put in order at Tenant’s cost under the direction and to the satisfaction of Landlord, and on removal shall be left whole and in good repair.

20. Tenant shall not install or authorize the installation of any vending machines or food preparation devices without Landlord’s written approval. Notwithstanding the forgoing, Tenant shall be allowed to install the following in the Premises (and Landlord hereby approves of same): refrigerator, dishwasher, microwave, toaster oven, coffee machines.

21. Landlord reserves the right at any time to take one elevator out of service to tenants for exclusive use by management in servicing the Building; provided, however, that there shall always be at least one elevator in service at all times.

22. No electric heaters are allowed on the Premises without the prior written consent of Landlord.

23. Intentionally omitted.

24. Before leaving the Premises unattended, Tenant shall close and securely lock all doors and transoms and use reasonable efforts to shut off all utilities in the Premises so as not to create any waste or damage to the Building. Any damage resulting from failure to do so shall be paid by Tenant.

25. Tenant shall not place any radio or television antenna on the roof or on or in any part of the inside or outside of the Building other than the inside of the Premises, or operate or permit to be operated any musical or sound producing instrument or device inside or outside the Premises which may be heard outside the Premises, or operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere.

26. Tenant shall not make or permit any noise, vibration or odor to emanate from the Premises; or do anything therein tending to create, or maintain, a nuisance; or disturb, solicit or canvass any occupant of the Building, or do any act tending to injure the reputation of the Building.

27. Tenant shall not place anything or allow anything to be placed near the glass of any door, partition, or window which may be unsightly from outside the Premises; or take or permit to be taken in or out of other entrances of the Building, or take or permit on other elevators, any item normally taken in or out through the trucking concourse or service doors or in oi on freight elevators; or, whether temporarily, accidentally, or otherwise, allow anything to remain in, place or store anything in, or obstruct in any way, any passageway, exit, stairway, elevator, shipping platform, or truck concourse. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition and move all supplies, furniture and equipment as soon as received directly to the ‘remises and move all such items and waste, other than waste customarily removed by employees of the Building, being taken from the Premises, directly to the shipping platform at or about the time arranged for removal therefrom.

28. Tenant shall not do any painting or decorating in the Premises; or mark, paint, cut or drill into, drive nails or screws into, or in any way deface any part of the Premises or the Building, outside or inside, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned.

29. If Tenant desires signal, communication, alarm or other utility or service connections installed or changed, the same shall be made by and at the expense of Tenant, with the approval and under direction of Landlord.

30. Upon written application by Tenant, and approval thereof by Landlord, Landlord shall furnish freight elevator service for Tenant at times other than those times provided for in the Lease at rates for such usage from time to time maintained in effect by Landlord.

31. Smoking shall be prohibited in the Building except in the areas specifically designated by the Landlord as a “smoking area.”

EXHIBIT E

Estoppel Letter

Dated:	___/___/2022

To:	ZELLER-CARMEL PROPERTY, L.L.C. (“Landlord”)
c/o Zeller Realty Group
11611 N. Meridian St, Suite 120
Carmel, IN 46032
Attn: Tristan Glover

Re:	Office Space located at 11711 N. Meridian St., Suite 300, Cannel, IN 46032, for MBX Biosciences, Inc., a Delaware corporation

Gentlemen:

The undersigned, as Tenant under a lease dated April 28,2022 (the “Lease”) for the above-referenced office space, hereby confirms and represents to you the following:

1.	Attached hereto as Exhibit I is a true and correct and complete copy of the Lease. The Lease has not been modified, altered or amended in any way, except by said documents attached hereto.

2.	The term of the Lease commences on October 1, 2022 and expires on December 31, 2025.

3.

The current monthly base rent payable under the Lease commencing January 1, 2023, is Fourteen Thousand Sixty-Eight and 00/100 Dollars ($14,068.00). No rentals or other charges have been paid in advance.

4.

The undersigned has accepted and is in possession of the premises demised pursuant to the terms of the Lease. Landlord has fully performed all of its obligations to construct any improvements in and/or to the premises demised under the Lease. All reimbursements for construction of improvements, if any, have been paid to us by Landlord.

5.

To the best of the undersigned’s knowledge, neither Landlord nor Tenant is in default in any manner in the performance of any of the terms, covenants or provisions of the Lease, and to the best of the undersigned’s knowledge, no fact or condition presently exists which, with the passage of time, the giving of notice, or both, would constitute a default by either Landlord or Tenant under the Lease. The undersigned has not sent nor received any notice of default under the Lease which, as of the date hereof, has not been cured and has no unsatisfied claims against Landlord.

6.	The Lease is in full force and effect, and to the best of the undersigned’s knowledge Tenant has no defenses or set-offs arising out of the Lease or in any way relating thereto.

The above statements are made upon the understanding that future owners or financiers of the Premise may rely on the above statements. Nothing herein shall have the effect of amending this Lease.

TENANT:

MBX BIOSCIENCES, INC., a Delaware corporation

By:
Peter Kent Hawryluk, CEO

EXHIBIT F

Work Letter

(ALLOWANCE)

The terms used herein shall have the meanings ascribed to them in the Lease, unless otherwise stated herein. Landlord and Tenant agree that their respective rights and obligations in reference to the construction of the Tenant Finish Improvements shall be as follows:

1. Construction Documents.

A. Drawings and Specifications. Landlord and Tenant have agreed to schematic drawings and specifications for construction of the Tenant Finish Improvements, which drawings and specifications are attached to this Lease as Exhibit C. Construction drawings and specifications for the Tenant Finish Improvements shall be prepared by Landlord’s architect based on the drawings and specifications included in Exhibit C.

B. Tenant Approval. Upon completion of the construction drawings and specifications. Tenant shall be allowed five (5) business days after receipt thereof in which to review and approve or object to the construction drawings and specifications and to advise Landlord of such approval or objections. Landlord shall be permitted five (5) business days thereafter in which to make, agree to make or reject any change requested by Tenant. Any changes to the construction drawings and specifications which are required by Tenant and are inconsistent with Exhibit C shall be made by Landlord’s architect and the cost of related design fees shall be paid by Tenant.

C. Building Standard Construction. Landlord has designated the type and quantities of materials to be used in the construction of the Tenant Finish Improvements (hereinafter referred to as “Building Standard Construction”). Unless otherwise specified on the construction drawings and specifications, Building Standard Construction shall be utilized for the Tenant Finish Improvements. Landlord shall have the right to designate, am from time to time to change, the materials, fixtures, colors and other items that are Building Standard Construction, provided that such changes are of equal or superior quality and further provided that any such changes shall be subject to the prior approval of Tenant, such approval not to be unreasonably withheld, conditioned or delayed.

2. Improvement Price. The “Improvement Price” for the Tenant Finish Improvements shall be calculated and paid as follows:

A. The Improvement Price shall include the cost of all architectural and engineering construction drawings and specifications required in connection with the Improvements, all work, labor, material and equipment necessary to construct the Tenant Finish Improvements in accordance with the approved construct ion drawings and specifications from the “as is” condition of the Premises (all such construction being hereinafter referred to as the “Work”) and Landlord’s construction review and coordination fee equal to five percent (5%) of the cost of the Work.

B. Landlord will pay the Improvement Price to the extent that it does not exceed the then-unused portion of the Tenant Improvements Allowance (said amount hereinafter referred to as “Landlord’s Contribution”). If the Improvement Price shall exceed Landlord’s Contribution, Tenant shall pay Landlord the difference as set forth herein. Once Landlord has completed the Work, any additional tenant finish improvements shall be at Tenant’s sole cost and expense.

C. To the extent the cost of the Work exceeds Landlord’s Contribution, such Work shall be performed at Tenant’s sole cost and expense. The amount of the cost and expense in excess of Landlord’s Contribution shall be agreed to by Landlord and Tenant prior to commencement of construction of the Tenant Finish Improvements. Tenant shall pay all of such excess to Landlord 50% prior to commencement of construction and 50% upon Landlord completing 50% of the Tenant Finish Improvements as certified by Landlord in its request for payment. Tenant shall )e allowed seven (7) business days to review and approve Landlord’s statement of Improvement Price after receipt thereof and to make payment in accordance with this paragraph.

D. Landlord shall have no obligation for the cost of improvements, finishes, or additional Work not included in the approved construction drawings and specifications (hereinafter referred to as “Additional Work”). Additional Work shall be performed at Tenant’s sole cost and expense. Tenant shall immediately post a deposit with the Landlord for the amount of the Additional Work or any change orders, which from time to time, are approved by Landlord (such approval not to be unreasonably withheld, conditioned or delayed). The Additional Work shall not be performed until Landlord’s receipt of such deposit. The deposit amount will be reconciled with the actual amount of the Additional Work and change orders upon Tenant’s acceptance of the Premises and final completion of any punchlist items. Drawings and specifications, contractors, suppliers and vendors for any Additional Work shall be subject to Landlord’s approval, which shall not be unreasonably withheld. Any delay in completion of Additional Work performed by Tenant shall not delay commencement of the Term of the Lease or limit the obligations of Tenant as set forth herein; provided, however, Landlord shall timely advise Tenant of any such delay(s) or expected delay(s).

E. Failure by Tenant to timely pay any amounts due hereunder and failure by Tenant to perform any of its other obligations hereunder, in each case beyond the period given to cure such default as set forth in paragraph 19(a) hereof, shall entitle Landlord to all of its remedies under the Lease.

3. Completion of the Work; Commencement Date. Landlord shall use commercially reasonable efforts to substantially complete the Work on or before the Commencement Date. Notwithstanding the Commencement Date provided in the Lease, the Commencement Date shall be deferred until Landlord has substantially completed the Work, provided, however, that if Landlord is delayed in substantially completing the Work as a result of (a) Tenant’s failure to provide timely approvals in accordance with this Work Letter; (b) Tenant’s request for changes to the Work as includes in the approved construction drawings and specifications; (c) Tenant’s requests for materials, finishes or installations other than Building Standard Construction; (d) performance of Additional Work in the Premises by Tenant or its contractors, suppliers, employees or agents; (e) any other act or omission of Tenant; (all of which shall be deemed to be delays caused by Tenant), then the Commencement Date shall be deferred only until the date on which Landlord would have substantially completed the performance of the Work but for such delays. Deferral of the Commencement Date shall be in full settlement of all claims that Tenant might otherwise have against Landlord by reason of the Premises not being ready for occupancy by Tenant as of the Commencement Date provided in the Lease, and such delay shall not entitle Tenant to rescind or terminate the Lease. Landlord and Tenant shall coordinate a walk-through of the Premises upon substantial completion of the Tenant Finish Improvements and Landlord shall use diligent efforts to correct and complete any work not yet done, but punch list items will not delay the Commencement Date.

4. Entry by Tenant Prior to Commencement Date. Landlord, subject to the following terms and conditions, and in Landlord’s commercially reasonable discretion and upon request by Tenant, may grant to Tenant and Tenant’s agents a license to enter the Premises prior to the Commencement Date in order that Tenant may do other work required by Tenant to make the Premises ready for Tenant’s use and occupancy.

A. Tenant shall give Landlord not less than five (5) days’ prior written notice of the request to have such early access to the Premises, which notice must contain or be accompanied by: (i) a description and schedule for the work to be performed by those persons and entities for whom and which such early access is being requested; (ii) the names and addresses of all contractors, subcontractors and material suppliers for whom and which such access is being requested; (iii) the approximate number of individuals, itemized by trade, who shall be present in the Premises; (iv) copies of all contracts pertaining to the performance of the work for which such early access is being requested; (v) copies of all plans and specifications pertaining to the work for which such access is being requested; (vi) copies of all licenses and permits required in connection with the performance of the work for which such access is being requested; and (vii) certificates of insurance and instruments of indemnification against all claims, costs, expenses, damages, suits, fines, penalties, actions, causes of action and liabilities which may arise in connection with such work. Each of the foregoing shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.

B. Early access to the Premises is subject to reasonable scheduling by Landlord.

C. Tenant’s employees, agents, contractors, workers, suppliers, and invitees must work in harmony and not interfere with Landlord and Landlord’s agents in completion of the Work and any additional work in the Premises, Landlord’s work in other premises and in common areas of the Building or the general operation of the Building. If at any time such entry shall cause or threaten to cause disharmony or interference, including labor disharmony, Landlord may withdraw its license upon twenty-four (24) hours prior written notice to Tenant until such disharmony or interference is resolved to Landlord’s reasonable satisfaction.

D. Tenant agrees that any early entry into the Premises shall be at Tenant’s own risk and Landlord shall not be liable for any injury to persons or damage to property of Tenant, or to Tenant’s employees, licensees or invitees, from any cause whatsoever occurring upon or about the Premises, and Tenant shall indemnify and save Landlord harmless from any and all liability and claims arising out of or connected with any such injury or damage except for the gross negligence or intentional misconduct of Landlord, Landlord’s agents, servants or employees.

E. Tenant shall be liable to Landlord for any damage to the Premises or any portion of the Work caused by Tenant or any of Tenant’s employees, agents, contractors, workers, suppliers or invitees.

5. Landlord’s Entry After Commencement Date. Landlord may enter the Premises at any time after the Commencement Date, upon prior notice to Tenant at mutually acceptable times to complete unfinished details of the Work and such entry by Landlord, its agents, servants, employees, or contractors for such purposes shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rent, or relieve Tenant from any obligation under this Lease, or impose any liability upon Landlord or its agents; provided, however, Landlord shall not unreasonably interfere with Tenant’s business and to the extent that any such work will interfere with Tenant’s business, such work will be completed after business hours.

6. Guaranty. Landlord hereby guarantees that the Tenant Finish Improvements will be free of material defects for a period of one (1) year after the Commencement Date, which guaranty period shall be in addition to and concurrent with the period of any applicable special guaranty required by any applicable construction documents relating to the Work. Landlord’s guaranty set forth above shall not deprive Tenant of any action, right, or remedy otherwise available to it for breach of any of the provisions of this Work Letter and the periods referred to above shall not be construed as a limitation on the time in which Tenant may pursue such other action, right or remedy.

7. Landlord’s Property. All work and materials furnished are Landlord’s property and will be considered part of the Building, subject to Tenant’s rights to use the same under the Lease.

8. Binding Agreement. This Agreement is binding upon and inures to the benefit of Landlord and Tenant, and their respective heirs, personal representatives, successors and assigns.

[The remainder of this page is intentionally left blank; signature page follows.]

LANDLORD:

ZELLER-CARMEL PROPERTY, L.L.C.

By:
Tristan Glover, Senior Vice President

TENANT:

MBX BIOSCIENCES, INC., a Delaware corporation

By:
Peter Kent Hawryluk, CEO

Dated:

EXHIBIT G

RoFR Space

[***]

EXHIBIT H

Exclusions from Operating Expenses

Operating Expenses shall not include:

(i)	any amount for depreciation of the Building (except in connection with Permitted Capital Improvements);

(ii)

improvements of a capital nature with the exception of Permitted Capital Improvements (“Permitted Capital Improvements” are defined as the cost of any capital improvements made to the Building or Property by Landlord (A) required by any new (or change in) Laws (as defined below) of any governmental or quasi-governmental authority which are enacted or made applicable to the Building or Property after the Effective Date, or (B) to reduce Operating Expenses (such costs to be amortized over such reasonable periods as Landlord shall reasonably determine together with interest thereon at prime plus two percentage points or such commercially reasonable higher rate as may have been paid by Landlord on funds borrowed for the purpose of funding such improvements));

(iii)	income taxes, gross receipt taxes or similar taxes payable by Landlord;

(iv)	any commissions, fees, or other compensation payable to brokers;

(v)	the cost of finish improvements, painting, repainting, decorating or redecorating for any tenant;

(vi)

legal fees in connection with Landlord’s financing, refinancing, negotiation and preparation of leases, and/or disputes with tenants (other than legal fees in connection with disputes with tenants where such disputes affect a majority of the other tenants of the Building);

(vii)	payments of: (A) principal or interest to any mortgagee; or (B) penalties or premiums for any late payment of such principal or interest;

(viii)	Taxes;

(ix)

the cost of any service that is: (A) paid directly by any tenant, provided that Landlord is not obligated to reimburse the tenant; or (B) reimbursable by a tenant, provided that such reimbursement is in addition to the payment by the tenant of its pro-rata share of Operating Expenses;

(x)	rent under any ground lease of the Property;

(xi)	repairs or other work occasioned by fire, windstorm or other casualty to the extent covered by insurance;

(xii)	expenses in connection with services or other benefits of a type which are not available to Tenant but which are provided to another tenant or occupant, if any;

(xiii)	costs, fines or penalties incurred due to violation by Landlord or any other tenant of the terms and conditions of any lease;

(xiv)	income tax personal to the Landlord or other tax customarily paid by landlords (to be distinguished from the taxes passed through to tenants) of similar commercial buildings;

(xv)	expenses for repairs or maintenance related to the Building which were reimbursed to Landlord pursuant to warranties or service contracts;

(xvi)

the cost of any disputes (other than tax disputes and those which generally benefit the tenants of the Building) including, without limitation, legal fees, between Landlord, any employee or agency of Landlord, or any mortgagees of Landlord;

(xvii)	costs incurred because of an intentional tort by Landlord, its agents, employees or contractors;

(xviii)

any fines or penalties incurred, or interest charged, as a result of violations by Landlord of any current federal, state or local governmental rule or authority, which were not caused or due to the actions of Tenant;

(xix)	costs for charitable and political contributions;

(xx)	any bad debt loss, rent loss, or reserves for bad debts or rent loss.; and

(yy)	reserves of any kind.

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